Exhibit 2.38
EXECUTION VERSION
SATMEX ESCROW, S.A. DE C.V.
9.50% SENIOR SECURED NOTES DUE 2017
INDENTURE

Dated as of May 5, 2011
WILMINGTON TRUST FSB
As Trustee

CROSS-REFERENCE TABLE*

Trust Indenture
Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(2)	7.06; 7.07
(c)	7.06; 13.02
(d)	7.06
314(a)	4.03; 13.03; 13.05
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(e)	13.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 13.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	13.01
(b)	N.A.
(c)	13.01

N.A. means not applicable.

*	This Cross Reference Table is not part of this Indenture.

EXHIBITS

Exhibit A1	FORM OF NOTE
Exhibit A2	FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTEE
Exhibit F1	FORM OF SUPPLEMENTAL INDENTURE (SUBSEQUENT GUARANTORS)
Exhibit F2	FORM OF ASSUMPTION INDENTURE
Exhibit G	FORM OF COLLATERAL TRUST AGREEMENT (Substantially in the form hereto attached)

INDENTURE dated as of May 5, 2011 between Satmex Escrow, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States (“Mexico”) (the “Escrow Issuer”), which is a wholly-owned subsidiary of Satélites Mexicanos, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the Mexico (“Satmex”) and Wilmington Trust FSB, as trustee (the “Trustee”).
The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 9.50% Senior Secured Notes due 2017 (the “Notes”):
ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE
Section 1.01 Definitions.
“144A Global Note” means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“Acquired Debt” means, with respect to any specified Person:
(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and
(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Act of Required Debtholders” means, as to any matter at any time:
(1) prior to the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by the Priority Lien Representative or Priority Lien Representatives of the holders of more than 50.0% of the sum of: (x) the aggregate outstanding principal amount of Priority Lien Debt (including, if provided for in the applicable Priority Lien Document, the face amount of outstanding letters of credit whether or not then available or drawn); and (y) if provided for in the applicable Priority Lien Document, the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Debt; and
(2) at any time after the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by the Junior Lien Representative or Junior Lien Representatives of the holders of Junior Lien Debt representing the Required Junior Lien Debtholders;

provided, however, that (x) each such written direction delivered by a Priority Lien Representative or a Junior Lien Representative shall set forth the aggregate principal amount of the applicable Series of Priority Lien Debt or Series of Junior Lien Debt, as the case may be, outstanding as of the date of such written direction and (y) after (1) the termination or expiration of all commitments to extend credit that would constitute Secured Debt, (2) the payment in full in cash of the principal of and interest and premium (if any) on all Secured Debt (other than any undrawn letters of credit), and (3) the discharge or cash collateralization (at the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Document) of all outstanding letters of credit constituting Secured Debt (including the furnishing of back-up letters of credit or the deemed issuance under a new agreement that is not in respect of any Secured Debt and that is not a Secured Debt Document with the consent of the issuing bank of such outstanding letters of credit), the “Act of Required Debtholders” shall mean a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of more than 50.0% of the sum of the aggregate “settlement amount” (or similar term) (as defined in the applicable Secured Debt Document relating to Secured Obligations consisting of a Hedging Obligation) or, with respect to any Hedging Obligation that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Hedging Obligation, under all Secured Obligations consisting of Hedging Obligations; provided that the “settlement amount” (or similar term) as of the last Business Day of the month preceding any date of determination shall be calculated by the appropriate swap counterparties and reported to the Collateral Trustee in writing; provided further that any Hedging Obligation with a “settlement amount” (or similar term) that is a negative number shall be disregarded for purposes of determining the direction of the Act of Required Debtholders. If the only Secured Obligations outstanding are Banking Product Obligations, then the “Act of Required Debtholders” shall mean the holders of more than 50.0% of the sum of such Banking Product Obligations.
“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:
(1) 1.0% of the principal amount of the Note; or
(2) the excess of: (a) the present value at such redemption date of (i) the redemption price of the Note at May 15, 2014, (such redemption price being set forth in the table appearing in Section 3.07(e) hereof) plus (ii) all required interest payments due on the Note through May 15, 2014, (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of the Note.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Disposition” means:
(1) (i) any Event of Loss or (ii), after the Release Date, the sale, lease, conveyance or other disposition of any assets or rights by the Company or any of the Company’s Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.15 hereof and/or Section 5.01 hereof, and not by the provisions of Section 4.10 hereof; and
(2) the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any of the Company’s Restricted Subsidiaries of Equity Interests in any of the Company’s Subsidiaries.
Notwithstanding the preceding, none of the following items will be deemed to be an Asset Disposition:
(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $1.5 million;
(2) a transfer of assets (a) constituting Collateral between or among the Company and the Guarantors, including any New Subsidiary that the Company shall cause to become a Guarantor within the applicable time period set forth in this Indenture and (b) not constituting Collateral between the Company and its Restricted Subsidiaries;
(3) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;
(4) the sale, lease or other transfer of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the positioning of satellites in an inclined orbit or abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries taken as whole);
(5) licenses and sublicenses by the Company or any of its Restricted Subsidiaries of software or intellectual property in the ordinary course of business;
(6) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;
(7) the lease, assignment or sublease of any real or personal property in the ordinary course of business;
(8) any issuance or sale of Equity Interests in, or Indebtedness or other Securities in, an Unrestricted Subsidiary, solely to the extent that the Investment in such Unrestricted Subsidiary was made pursuant to clause (iii) of Section 4.07(a) hereof or clause (2) or (13) of 4.07(b) hereof;
(9) the granting of Liens not prohibited by Section 4.12 hereof;
(10) the sale or other disposition of cash or Cash Equivalents; and
(11) a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment.

“Assumption” means the consummation of the transactions whereby (a) Satmex will assume all of the obligations of the Escrow Issuer under this Indenture and the Registration Rights Agreement and will enter into the Security Documents, (b) each of the Guarantors will guarantee the Notes and become a party to the Registration Rights Agreement, and the Security Documents and (c) to the extent Satmex assumes the obligations of the Escrow Issuer other than by merger, the Escrow Issuer is released from the obligations under this Indenture.
“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of Capital Lease Obligation.
“Banking Product Obligations” means with respect to the Company or any of its Restricted Subsidiaries, any obligations of the Company or such Restricted Subsidiary owed to any provider of treasury or cash management services, automated clearing house transfer services, services on account of credit or debit cards or related merchant services.
“Bankruptcy Law” means any applicable law (together with the rules and regulations made pursuant thereto) of any jurisdiction (including any political subdivision thereof) relating to bankruptcy, insolvency, winding up, liquidation, concurso mercantil, quiebra, reorganization, or any other similar procedure, under federal or state law, in Mexico or U.S., as the case may be, relating to the relief of debtors.
“beneficial owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “beneficially owns” and “beneficially owned” have a corresponding meaning.
“Board of Directors” means:
(1) with respect to a corporation, the board of directors of the corporation;
(2) with respect to a partnership, the board of managers of the general partner of the partnership;
(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
(4) with respect to any other Person, the board of directors or managers of such Person serving a similar function.
“Broker-Dealer” means and broker or dealer registered under the Exchange Act.
“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
“Capital Stock” means:
(1) in the case of a corporation or a sociedad anónima, corporate stock;
(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3) in the case of a partnership, sociedad de responsabilidad limitada or limited liability company, partnership interests (whether general or limited), equity quota (parte social) or membership interests; and
(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Cash Equivalents” means:
(1) United States dollars;
(2) Mexican peso;
(3) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;
(4) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any U.S. commercial bank or non-U.S. bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;
(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;
(6) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within twenty-four months after the date of acquisition;
(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 12 months after the date of creation thereof;

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof or readily marketable direct obligations issued by any state of Mexico or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 12 months or less from the date of acquisition;
(9) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition;
(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; and
(11) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (10) of this definition.
“Change of Control” means the occurrence of any of the following:
(1) any Person or group (other than the Initial Holdsat Stockholders or any of their Related Parties or Permitted Replacement Mexican Partners or any groups controlled by the Initial Holdsat Stockholders, Permitted Replacement Mexican Partners or their respective Related Parties) shall acquire (through a single transaction or a series of related transactions, whether voluntarily or by operation of law, by merger or consolidation, or otherwise) or own, or become the beneficial owner of, directly or indirectly, forty-nine percent (49%) or more of voting Capital Stock of either (a) the Company or (b) any surviving Person into or with which the Company is merged or consolidated;
(2) the Initial Holdsat Stockholders, any Permitted Replacement Mexican Partner(s) and their respective Related Parties cease to hold, in the aggregate, power to elect a majority of the Board of Directors of the Company (any surviving Person into or with which the Company is merged or consolidated) and any entity that directly or indirectly controls the Company;
(3) any transfer of all or substantially all material assets of the Company and its Subsidiaries taken as a whole, other than to one or more Restricted Subsidiaries of the Company;
(4) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than any such “person” that is a Restricted Subsidiary of the Company;
(5) the adoption of a plan related to the liquidation or dissolution of the Company; or
(6) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.
For purposes of this definition and related definitions used in this definition, with respect to any investment, hedge or other fund or other collective investment vehicle, such entity shall be considered to be the ultimate beneficial owner of any Voting Stock beneficially owned by such entity.

“Clearstream” means Clearstream Banking, S.A.
“Collateral” means all of the assets of the Company and each Guarantor constituting real, personal or mixed property, whether owned as of the date of this Indenture or thereafter acquired or arising, and all of the Capital Stock of each future and existing Subsidiary of the Company owned by the Company or any Guarantor, other than:
(1)	Excluded Assets;
(2)	any properties and assets in which the Collateral Trustee is required to release its Liens pursuant to the Collateral Trust Agreement; and
(3)	any properties and assets that no longer secure the Notes or any Obligations in respect thereof pursuant to Section 10.04 hereof.
provided that, in the case of clauses (2) and (3), if such Liens are required to be released as a result of the sale, transfer or other disposition of any properties or assets of the Company or any Guarantor, such assets or properties will cease to be excluded from the Collateral if the Company or any Guarantor thereafter acquires or reacquires such assets or properties.
“Collateral Trust Agreement” means the form of collateral trust agreement among Satmex, each Guarantor and the Collateral Trustee attached hereto as Exhibit G.
“Collateral Trustee” shall have the meaning set forth in the Security Documents.
“Company” means, prior to consummation of the Assumption, the Escrow Issuer and, after consummation of the Assumption, Satmex and not any of its Subsidiaries.
“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:
(1) an amount equal to any extraordinary, unusual, or non-recurring expenses or losses to the extent such losses were deducted in computing such Consolidated Net Income for such period and losses on sales of assets outside of the ordinary course of business; plus
(2) taxes paid and without duplication, provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
(3) the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period (and amounts paid in respect of interest pursuant to Section 4.21 hereof), to the extent that such Consolidated Interest Expense were deducted in computing such Consolidated Net Income; plus
(4) the Restructuring Costs for such period, to the extent that such Restructuring Costs were deducted in computing such Consolidated Net Income; plus
(5) any foreign currency translation losses (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses were taken into account in computing such Consolidated Net Income; plus

(6) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses including, without limitation, non-cash compensation charges or other non-cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity-based awards to the directors, officers and employees of the Company and its Subsidiaries (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus
(7) any expenses, costs or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or Indebtedness permitted to be incurred by this Indenture (whether or not successful), and deducted in computing Consolidated Net Income; plus
(8) for periods prior to the date of this Indenture, any other charges, costs, losses or expenses described in the reconciliation of Adjusted EBITDA to EBITDA in the Offering Memorandum; plus
(9) any foreign currency translation gains (including gains related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such gains were taken into account in computing such Consolidated Net Income; minus
(10) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; minus
(11) an amount equal to any extraordinary, unusual or non-recurring income or gains to the extent such income or gains were taken into account in computing such Consolidated Net Income for such period; minus
(12) for period prior to the date of this Indenture any other income or gain described in the reconciliation of Adjusted EBITDA to EBITDA in the Offering Memorandum;
in each case, on a consolidated basis and determined in accordance with GAAP.
Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company will be added to Consolidated Net Income to compute Consolidated EBITDA of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.
“Consolidated Indebtedness” means, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of Indebtedness of such Person and its Subsidiaries, plus (ii) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Subsidiaries, plus (iii) the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP, minus (iv) the amount of unrestricted cash and Cash Equivalents included in the consolidated balance sheet of the Company and its Subsidiaries as of such date up to $15.0 million.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization or original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of payment associated with all Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called Upon) and (iv) the product of (a) all dividends payments on any series of preferred stock of such Person or any of its Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.
“Consolidated Leverage Ratio” means, as of any date, the ratio of
(1) the Consolidated Indebtedness of the Company (other than Non-Recourse Debt of Satellite Subsidiaries) as of such date to
(2) the Consolidated EBITDA of the Company for the most recent four-quarter period for which internal financial statements are available, in each case determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by the Company and its Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period.
In addition, for purposes of calculating the Consolidated Leverage Ratio:
(1) acquisitions and Investments that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations or acquisitions of assets, or any Person or any of its Restricted Subsidiaries acquired by merger, consolidation or the acquisition of all or substantially all of its assets by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Consolidated Leverage Ratio is made (the “Leverage Calculation Date”) will be given pro forma effect (as determined in good faith by the Company’s chief financial officer and shall be reasonably identifiable and factually supportable, as certified in an Officers’ Certificate delivered to the Trustee) as if they had occurred on the first day of the four-quarter reference period;
(2) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Leverage Calculation Date will be excluded;

(3) any Person that is a Restricted Subsidiary on the Leverage Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter reference period; and
(4) any Person that is not a Restricted Subsidiary on the Leverage Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter reference period.
“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries, for such period, on a consolidated basis (excluding the net income (loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that the following will be excluded:
(1) the net income (or loss) of any Person that is not a Restricted Subsidiary (or of any Subsidiary prior to the date it becomes a Restricted Subsidiary) or that is accounted for using the equity method of accounting in which the Person or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Person or such Restricted Subsidiary in the form of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;
(2) the net income (or loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement (other than Credit Facilities whose sole restriction on such declaration or payment occurs only upon the occurrence of or during the existence or continuance of a Default or Event of Default), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; provided, however, that Consolidated Net Income will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to such Person or its Restricted Subsidiary during such period, to the extent not already included therein;
(3) the cumulative effect of a change in accounting principles will be excluded;
(4) non-cash gains and losses attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to GAAP will be excluded.
“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:
(1) was a member of such Board of Directors on the date of this Indenture or on the date of the Assumption or promptly thereafter as contemplated by the Reorganization Plan; or
(2) was nominated with the approval of, at the time of such nomination or election, Holdsat, Permitted Replacement Mexican Partners or their respective Related Parties.

“Controlled Investment Affiliate” means, as to any Person, any other Person, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Company or other companies.
“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.
“Credit Facility” means, any debt facility or commercial paper facility, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of or collection or payment on such Designated Non-cash Consideration.
“Discharge of Priority Lien Obligations” means the occurrence of all of the following:
(1) termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;
(2) payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit);
(3) discharge or cash collateralization (at the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt (including the furnishing of back-up letters of credit or the deemed issuance under a new agreement that is not in respect of any Priority Lien Debt and that is not a Priority Lien Document with the consent of the issuing bank of such outstanding letters of credit); and

(4) payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).
“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Capital Stock held by any future, current or former employee, director, manager or consultant (or their respective trusts, estates, investment funds, investment vehicles or immediate family members) of the Company, any of its Subsidiaries or any direct or indirect parent entity of the Company in each case upon the termination of employment or death of such person pursuant to any stockholders’ agreement, management equity plan, stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset disposition will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Offering” means a public or private sale either (1) of Equity Interests of the Company by the Company (other than Disqualified Stock and other than to a Subsidiary of the Company) or (2) of Equity Interests of a direct or indirect parent company of the Company (other than to the Company or a Subsidiary of the Company) to the extent that the net proceeds therefrom are contributed to the common equity capital of the Company.
“Escrow Account” means the escrow account created by Escrow and Security Agreement.
“Escrow Agent” means the Trustee, as escrow agent.
“Escrow and Security Agreement” means the Escrow and Security Agreement dated May 5, 2011 among Escrow Issuer, the Escrow Agent, Satmex, the Guarantors, the Initial Purchaser and the Trustee.
“Escrow End Date” means the 60th day following the Issue Date.

“Escrow Issuer” means Satmex Escrow, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States.
“Escrow Proceeds” means the total amount deposited into the Escrow Account net the fees and expenses of the Escrow Agent.
“Escrow Release Conditions” means:
(1) issuance by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) of a Final Order confirming the Reorganization Plan and, other than release of Escrow Proceeds and other conditions that shall be satisfied substantially simultaneously with release of Escrow Proceeds (including the consummation of the Rights Offering), satisfaction of all conditions precedent to effectiveness of such Reorganization Plan;
(2) the execution and delivery of all documents necessary to effect the Assumption;
(3) no Default or Event of Default shall have occurred and be continuing or result therefrom;
(4) no petition, voluntary or involuntary, seeking the concurso mercantil or quiebra of the Company or any of its Restricted Subsidiaries shall be pending or threatened before a Mexican court;
(5) the Company and the Guarantors shall have no debt for borrowed money other than the Notes, it being understood that the Indebtedness under the Old Notes will be extinguished substantially simultaneously with the release of the Escrow Proceeds;
(6) escrowed funds will be applied in the manner described under the caption “Use of Proceeds” in the Offering Memorandum; and
(7) receipt of (i) legal opinions (which will not, for the avoidance of doubt, include opinions relating to the Subsidiaries of the Company organized outside of the U.S. or Mexico) in form and substance to be agreed at the time of execution of this Indenture, with such changes as are reasonably necessary to reflect a change in opinion practice, change in law or change in facts and (ii) customary Officers’ Certificates in form and substance to be agreed at the time of execution of this Indenture.
“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.
“Event of Loss” means, with respect to any property or asset (tangible or intangible, real or personal) constituting Collateral, any of the following:
(1) any material loss, destruction or damage of such property or asset;
(2) any actual condemnation, expropriations, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or
(3) any settlement in lieu of clause (2) above.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.
“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.
“Excluded Account” shall mean each of the following “deposit accounts” (as defined in the Uniform Commercial Code, if applicable, or the applicable foreign equivalent): (i) any deposit account used solely for (A) funding payroll or segregating payroll taxes or (B) segregating 401k contribution or contributions to an employee stock purchase plan and other health and benefit plans, in each case for payment in accordance with any applicable laws and (ii) any deposit account holding customer deposits which by its terms or applicable law (including, without limitation, orders of government agencies) may not be pledged by a Grantor, provided that the deposit accounts referred to in clause (ii) above shall only be Excluded Accounts if, and only so long as, the terms thereof or applicable law prevents a security interest being taken in such deposit accounts.
“Excluded Assets” means: (i) any Excluded Account, (ii) any contract, license, agreement, instrument, document, permit or franchise that validly prohibits, restricts or requires the consent not obtained of a third party (after the use of commercially reasonable efforts) for the creation by such Grantor of a security interest in such contract, license, agreement, instrument, document, permit or franchise (or in any rights or property obtained by such Grantor under such contract, license, agreement, instrument, document, permit or franchise) except to the extent such prohibition, restriction or consent requirement would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 and 9-409 of the Uniform Commercial Code or any similar provisions under foreign law, in each case to the extent applicable thereto; provided that, at such time as the condition causing such limitation shall be remedied, whether by contract, change of law or otherwise, the contract, license, lease, agreement, instrument, document, permit or franchise shall immediately cease to be excluded, shall immediately be included in the Collateral, and any security interest that would otherwise be granted herein shall attach immediately to such contract, license, lease, agreement, instrument, document, permit or franchise, or to the extent severable, to any portion thereof that does not result in such limitation, (iii) any “intent-to-use” application for registration of intellectual property filed, if applicable, pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, to the extent the Lanham Act is applicable or controlling, prior to the filing or a “Statement of Use” pursuant to Section 1(d) of the Lanham Act of an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto or any similar provision under foreign law, in each case to the extent applicable thereto and solely to the extent, if any, that and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal or similar foreign law, (iv) any assets with respect to which each Priority Lien Representative reasonably determines that the cost of obtaining or perfecting a security interest therein is excessive in relation to the benefit to the holders of the Priority Lien Debt, (v) any rights or property (including any Equity Interests in any Subsidiaries of the Company) to the extent that any valid and enforceable law or statute or rule, regulation, guideline, order or directive of a governmental authority or agency applicable to such rights or property prohibits, restricts, or requires the consent of a third party for, or would result in the termination of such rights or property as a result of, the creation of a security interest therein except to the extent such law, statute, rule, regulation, guideline, order or directive would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 and 9-409 of the Uniform Commercial Code or any similar provision under foreign law, in each case to the extent applicable thereto, (vi) any assets related solely to the Satmex 7 Subsidiary (including the Satmex 7 ATP); (vii) after the successful launch and operation of Satmex 7, assets of the Company related solely to the Solidaridad 2 Concession and any assets related thereto and (vii) Equity Interests of Immaterial Subsidiaries to the extent any additional Security Document, physical delivery, recordation or filing is required for the perfection thereof; provided that, notwithstanding anything to the contrary set forth above, the grant of the security interest shall not exclude any proceeds (or the right to receive proceeds, including from the sale, assignment or transfer of any such assets), substitutions or replacements of any such assets excluded from the Collateral pursuant to the foregoing clauses (i) through (vii) (unless such proceeds, substitutions or replacements would constitute assets specifically covered by the foregoing clauses (i) through (vii)).

“Existing Indebtedness” means (i) for the period from the date of this Indenture until the consummation of the Transactions on the Release Date, all Indebtedness of the Company and its Subsidiaries in existence on the date of this Indenture, until such amounts are repaid and (ii) from and after the Release Date, all Indebtedness of the Company and its Subsidiaries in existence on Release Date following the consummation of the Transactions (other than the Notes and the Note Guarantees), until such amounts are repaid.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, and, in the case of any transaction involving aggregate consideration in excess of $10.0 million, as determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture).
“Final Order” means an order, ruling, judgment, the operation or effect of a judgment or other decree issued and entered by the Bankruptcy Court or by any state or other federal court or other court of competent jurisdiction which has not been reversed, vacated, stayed, modified or amended and as to which (i) the time to appeal or petition for review, rehearing, certiorari, reargument or retrial has expired and as to which no appeal or petition for review, rehearing, certiorari, reargument or retrial is pending or (ii) any appeal or petition for review, rehearing, certiorari, reargument or retrial has been finally decided and no further appeal or petition for review, rehearing, certiorari, reargument or retrial can be taken or granted; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order or judgment shall not cause such order or judgment not to be a Final Order.
“GAAP” means: (1) generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture or (2) if elected by the Company by written notice to the Trustee in writing in connection with the delivery of financial statements and information, the accounting standards and interpretations (“IFRS”) adopted by the International Accounting Standard Board, as in effect on the first date of the period for which the Company is making such election; provided, that (a) any such election once made shall be irrevocable, (b) all financial statements and reports required to be provided, after such election pursuant to this Indenture shall be prepared on the basis of IFRS, (c) from and after such election, all ratios, computations and other determinations based on GAAP contained in this Indenture shall be computed in conformity with IFRS, (d) in connection with the delivery of financial statements (x) for any of its first three financial quarters of any financial year, it shall, unless not required to do so by applicable SEC rules or regulations, provide comparable consolidated interim financial statements for such interim financial period and the comparable period in the prior year to the extent previously prepared in accordance with GAAP as in effect on the date of this Indenture and (y) for delivery of audited annual financial information, it shall, provide comparable consolidated historical financial statements prepared in accordance with IFRS for the prior most recent fiscal year to the extent previously prepared in accordance with GAAP as in effect on the date of this Indenture.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A1 hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.
“Government Securities” means securities that are:
(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or
(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof.
“Grantors” means the Company, each Guarantor and any other Person that pledges any Collateral under the Security Documents for any Secured Obligation.
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
“Guarantor” means any Restricted Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the terms of this Indenture. For the avoidance of doubt, none of the following shall be required to be Guarantors on or immediately following the Release Date: (1) Enlaces Integra, S. de R.L. de C.V.; (2) SMVS Administración S. de R.L. de C.V.; (3) SMVS Servicio Técnicos S. de R.L. de C.V.; (4) Satmex do Brasil Ltda; and (5) HPS Corporativo S. de R.L. de C.V.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.
“Holder” means a Person in whose name a Note is registered.
“IAI Global Note” means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.
“Immaterial Subsidiary” means, as of any date, (i) SMVS Administración S. de R.L. de C.V. (or any successor thereto or other Subsidiary formed solely to provide payroll services); (ii) SMVS Servicios Técnicos S. de R.V. de C.V. (or any successor thereto or other Subsidiary formed solely to provide payroll services); or (iii) any other Restricted Subsidiary whose total assets, as of that date, are less than $2.0 million and whose total revenues for the most recent 12-month period do not exceed $1.0 million; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Company.
“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor advised fund of which any such individual is the donor.
“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
(1) in respect of borrowed money;
(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3) in respect of banker’s acceptances;
(4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;
(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that constitutes an accrued expense or trade payable; or
(6) representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness. Notwithstanding the foregoing, in no event shall the reclassification of any lease as Indebtedness due to a change in accounting principles after the date of this Indenture be deemed to be an incurrence of Indebtedness for any purpose under this Indenture.

“Indenture” means this Indenture, as amended or supplemented from time to time.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Holdsat Stockholders” means (i) the stockholders of Holdsat Mexico, S.A.P.I. de C.V., a sociedad anónima promotora de inversion de capital variable, organized under the laws of the United Mexican States, on the date of this Indenture and (ii) any other ultimate beneficial owners of the Voting Stock of the Company upon the consummation of the transactions contemplated by the Reorganization Plan.
“Initial Notes” means the first $325 million aggregate principal amount of Notes issued under this Indenture on the Issue Date.
“Initial Purchaser” means Jefferies & Company, Inc.
“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or, in either case, an equivalent rating by any other Rating Agency.
“Investments” means with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07 hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
“Issue Date” means May 5, 2011.

“Junior Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of any Grantor to secure Junior Lien Obligations.
“Junior Lien Cap” means as of any date of determination, the principal amount of Junior Lien Debt that may be incurred by the Company or any Guarantor such that, after giving pro forma effect to such incurrence and the application of the net proceeds therefrom, the Total Secured Leverage Ratio would not exceed 3.75 to 1.0.
“Junior Lien Debt” means:
(1) Second Lien Debt; and
(2) Indebtedness incurred by the Company under clause (3) of Section 4.09(b) hereof that is secured by a Junior Lien, and on a junior basis to the Priority Lien Debt, that was permitted to be incurred and so secured under each applicable Secured Debt Document;
provided, that
(a) on or before the date such Indebtedness is incurred by the Company, such Indebtedness is designated by the Company as “Junior Lien Debt” for purposes of the Secured Debt Documents and the Collateral Trust Agreement pursuant to the procedures set forth in the Collateral Trust Agreement; provided that no Series of Secured Debt may be designated as both Junior Lien Debt and Priority Lien Debt;
(b) such Indebtedness is governed by a credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and
(c) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if the Company delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such notes or such Indebtedness is “Junior Lien Debt”).
“Junior Lien Documents” means any indenture, credit facility or other agreement pursuant to which Junior Lien Debt is incurred and the Security Documents related thereto (other than any Security Documents that do not secure Junior Lien Obligations).
“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof.
“Junior Lien Representative” means, in the case of any Series of Junior Lien Debt, the trustee, agent or representative of the holders of such Series of Junior Lien Debt who maintains the transfer register for such Series of Junior Lien Debt and (a) is appointed as a representative of the Junior Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the indenture, the credit facility or other agreement governing such Series of Junior Lien Debt, together with its successors in such capacity, and (b) has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.
“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York, the place of payment or Mexico. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security trust, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.
“Lien Sharing and Priority Confirmation” means as to any
(1) Series of Priority Lien Debt, the written agreement of the holders of such Series of Priority Lien Debt or their authorized representative, for the benefit of all holders of Priority Lien Debt and each Priority Lien Representative:
(a) that all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by any Grantor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting Collateral, and that all such Priority Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Priority Lien Obligations;
(b) that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from enforcement of Priority Liens; and
(c) consenting to the terms of the Collateral Trust Agreement and the Collateral Trustee’s performance of, and directing in writing the Collateral Trustee to perform its obligations under, the Collateral Trust Agreement and the other Security Documents; and
(2) Series of Junior Lien Debt, the written agreement of the holders of such Series of Junior Lien Debt or their authorized representative, for the benefit of all holders of Junior Lien Debt and each Junior Lien Representative:
(a) that all Junior Lien Obligations will be and are secured equally and ratably by all Junior Liens at any time granted by any Grantor to secure any Obligations in respect of such Series of Junior Lien Debt, whether or not upon property otherwise constituting Collateral, and that all such Junior Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Junior Lien Obligations;
(b) that the holders of Obligations in respect of such Series of Junior Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Junior Liens and the order of application of proceeds from enforcement of Junior Liens; and

(c) consenting to the terms of the Collateral Trust Agreement and the Collateral Trustee’s performance of, and directing in writing the Collateral Trustee to perform its obligations under, the Collateral Trust Agreement and the other Security Documents.
“Loral Grant” means the usufruct under Articles 908 and other related provisions of Mexico’s Federal Civil Code granted by the Company to Loral Skynet Corporation with respect to those certain three (3) transponders on the Satmex 5 satellite and those certain four (4) transponders on the Satmex 6 satellite, pursuant to the applicable agreements between Loral Skynet Corporation and the Company.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Net Proceeds” means (i) from an Asset Disposition that constitutes an Event of Loss, the aggregate cash proceeds and Cash Equivalents received by the Company or any Restricted Subsidiary in respect of such Event of Loss, including, without limitation, insurance proceeds, condemnation awards or damages awarded by any judgment, net of the direct cost in recovery of such proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), and any taxes paid or payable as a result thereof and (ii) from any other Asset Disposition, the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of such Asset Disposition, including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Disposition, net of the direct costs relating to such Asset Disposition and the sale or disposition of such Designated Non-cash Consideration, including, without limitation, legal, accounting and investment banking fees, discounts and sales commissions, and any relocation expenses incurred as a result of the Asset Disposition, taxes paid or payable as a result of the Asset Disposition, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.
“New Subsidiary” means any Restricted Subsidiary of the Company that is formed or acquired after the date of this Indenture; provided that no Person shall be deemed to be a New Subsidiary to the extent that such Person is not permitted by applicable law to become a Guarantor or that the provision of a Guarantee by such Person would result in adverse tax consequences that are material to the Company or any of its Restricted Subsidiaries, as reasonably determined by the Company.
“Non-Recourse Debt” means Indebtedness:
(1) as to which neither the Company nor any of its Restricted Subsidiaries (other than a Satellite Subsidiary) (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and
(2) as to which the lenders have been notified in writing that, pursuant to the terms of the applicable agreement, they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries (other than assets of the applicable Satellite Subsidiary and the Equity Interests of an Unrestricted Subsidiary).
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Note Documents” means this Indenture, the Notes and the Security Documents (to the extent related to the obligations under the Notes).

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.
“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.
“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Offering Memorandum” means the final offering memorandum of the Company dated May 2, 2011 prepared in connection with the sale and distribution of the Notes.
“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the General Counsel, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.
“Officers’ Certificate” means a certificate signed on behalf of the Company by any two Officers of the Company, one of whom must be the chief executive officer, the chief financial officer, the treasurer or the principal accounting officer of the Company.
“Old Notes” means the Company’s existing First Priority Senior Secured Notes due 2011 and the Company’s existing Second Priority Senior Secured Notes due 2013.
“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person; provided that any Cash Equivalents received must be applied in accordance with Section 4.10 hereof; provided further that the assets received are pledged as Collateral to the extent required by the Security Documents to the extent that the assets disposed of constituted Collateral.
“Permitted Business” means any business that is the same as, or reasonably related, ancillary or complementary to, any of the businesses in which the Company and its Restricted Subsidiaries are engaged on the date of this Indenture.
“Permitted Investments” means:
(1) any Investment in the Company or in a Restricted Subsidiary of the Company that is a Guarantor;
(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:
(a) such Person becomes a Restricted Subsidiary of the Company and a Guarantor; or
(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor;
(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 4.10 or from a sale of assets not constituting a Asset Disposition;
(5) any acquisition of assets or Capital Stock solely in exchange for, or out of the net proceeds from, the issuance of Equity Interests (other than Disqualified Stock) of the Company;
(6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;
(7) Investments represented by Hedging Obligations;
(8) loans or advances to directors, officers, or employees of the Company and its Restricted Subsidiaries (A) made in the ordinary course of business or (B) to finance the purchase by such person of Capital Stock of the Company (or any of its direct or indirect parent companies) and any of its Restricted Subsidiaries; in each of clauses (a) and (b), not to exceed $2.0 million in the aggregate at any one time outstanding;
(9) repurchases of the Notes;
(10) any guarantee of Indebtedness permitted to be incurred by Section 4.09 hereof other than a guarantee of Indebtedness of an Affiliate of the Company that is not a Restricted Subsidiary of the Company;
(11) any Investment existing on, or made pursuant to binding commitments existing on, the date of this Indenture and any Investments made in Satmex 7 or related assets prior to the Assumption and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of this Indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of this Indenture or (b) as otherwise permitted under this Indenture;
(12) Investments acquired after the date of this Indenture as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 5.01 hereof after the date of this Indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(13) Investments made after January 1, 2012 in a Satellite Subsidiary in an aggregate amount not to exceed the sum of (a) the aggregate amount of all Satellite Subsidiary Capital Contributions made on or prior to the date such Investment is made plus (b) the lesser of (i) the amount specified in the immediately preceding clause (a) or (ii) $40.0 million minus (c) 100% of the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries since the date of this Indenture in reliance upon clause (iii) of Section 4.07(a) hereof; provided that, no Investments may be made in a Satellite Subsidiary under subclause (b) of this clause (13) unless the amounts to be invested under subclause (b) in such Satellite Subsidiary, together with (i) amounts invested in such Satellite Subsidiary under subclause (a) of this clause (13) on or prior to the date of such investment under subclause (b) plus (ii) the proceeds of any Non-Recourse Indebtedness of such Satellite Subsidiary received on or prior to the date of such investment under subclause (b), would be sufficient to provide for the total costs to develop, construct, launch and deploy the satellite or satellites to be owned and operated by such Satellite Subsidiary, as determined in good faith by the Company’s chief financial officer, as certified in an Officers’ Certificate delivered to the Trustee;
(14) other Investments in any Person other than an Affiliate of the Company that is not a subsidiary of the Company having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are at the time outstanding not to exceed $2.0 million;
(15) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
(16) Investments in the nature of deposits with respect to leases provided to third parties in the ordinary course of business;
(17) prepaid expenses, deposits, advances or extensions of trade credit in the ordinary course of business by the Company or any of its Restricted Subsidiaries.
The amount of Investments outstanding at any time pursuant to clause (14) above shall be reduced by (A) the net reduction after the date of this Indenture in Investments made after the date of this Indenture pursuant to such clause relating from dividends, repayments of loans or advances or other transfers of property, net cash proceeds realized on the sale of any such Investments and net cash proceeds representing the return of the capital, in each case, to the Company or any of its Restricted Subsidiaries in respect of any such Investment, less the cost of the disposition of any such Investment (provided that, in each case, the amount of any such net cash proceeds that are applied to reduce the amount of Investments outstanding at any time pursuant to clause (14) above will be excluded from clause (c)(3) or (c)(5), as applicable, of Section 4.07(a) hereof, and (B) the portion (proportionate to the Company’s equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary that was designated after the date of this Indenture as an Unrestricted Subsidiary pursuant to clause (14) at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary (provided that, in each case, the amount applied to reduce the amount of Investments outstanding at any time pursuant to clause (14) above will be excluded from clause (iii)(D) of Section 4.07(a) hereof); provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made by the Company or any of its Restricted Subsidiaries pursuant to clause (14).

“Permitted Liens” means:
(1) Liens on assets of the Company or any of its Restricted Subsidiaries securing (a) Priority Lien Debt that was permitted by the terms of this Indenture to be incurred pursuant to clause (2) or (5) of the definition of Permitted Debt; (b) Junior Lien Debt that was permitted by the terms of this Indenture to be incurred pursuant to clause (3) or (5) of the definition of Permitted Debt, (c) all of the Priority Lien Obligations, and (d) all of the Junior Lien Obligations;
(2) Liens in favor of the Company or the Guarantors, or Liens granted by a Restricted Subsidiary that is not a Guarantor in favor of another Restricted Subsidiary that is not a Guarantor;
(3) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company;
(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;
(5) Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers compensation obligations, unemployment insurance and other types of security and deposits securing liability to insurance carriers, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);
(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of Section 4.09(b) hereof covering only the assets acquired with or financed by such Indebtedness;
(7) Liens existing on the Release Date (other than with respect to the Notes, the Note Guarantees or any other Priority Lien Debt);
(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
(9) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, and mechanics’ Liens and performance bonds, in each case, incurred in the ordinary course of business;
(10) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:
(a) the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and
(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;
(12) Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;
(13) filing of Uniform Commercial Code financing statements (or other similar filings under the applicable laws of a relevant jurisdiction) as a precautionary measure in connection with operating leases;
(14) bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
(15) Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;
(16) Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(17) grants of software and other technology licenses in the ordinary course of business;
(18) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
(19) Liens securing Non-Recourse Debt of the Company or any Restricted Subsidiary incurred in reliance on clause (13) of Permitted Debt;
(20) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding;
(21) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(22) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business that do not
(a) interfere in any material respect with the business of the Company or any of its Restricted Subsidiaries or
(b) secure any Indebtedness;
(23) Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Indenture;
(24) The Loral Grant;
(25) Liens on equipment of the Company or any of its Restricted Subsidiaries granted in the ordinary course of business to the Company’s clients not related to Indebtedness;
(26) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(27) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness; (ii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries; or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in ordinary course of business;
(28) Liens arising under this Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred or outstanding under this Indenture, provided that such Liens are solely for the benefit of the trustees, agents and representatives in their capacities as such and not for the benefit of the holders of such Indebtedness; and
(29) prior to the Release Date, the escrow of proceeds of the Note offering as described under Section 3.11 hereof.
“Permitted Payment” means:
(1) payments to the Company or any direct or indirect parent company of, or any direct or indirect equity holder in, the Company to permit such Person to pay its reasonable accounting, legal and administrative expenses when due or to purchase directors and officers insurance on behalf of themselves or any Restricted Subsidiary, to pay reasonable out-of-pocket costs of directors for attending board meetings, to pay any director fee, or to pay any indemnification claims to any director or officer of such direct or indirect parent company of, or any direct or indirect equity holder in, the Company;
(2) payments to the Company or any direct or indirect parent company of, or any direct or indirect equity holder in, the Company to permit such Person to pay reasonable out-of-pocket costs incurred by such Person in connection with the preparation of tax returns, reports and filings;

(3) payments by the Company and its Subsidiaries pursuant to tax sharing agreements among the Company (and any direct or indirect parent company of, or any direct or indirect equity holder in, the Company) and its Subsidiaries; provided that, in each case, the amount of such payments in any fiscal year does not exceed the amount that the Company, its Restricted Subsidiaries and its Unrestricted Subsidiaries (but only to the extent of amounts received from such Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Company, its Restricted Subsidiaries and its Unrestricted Subsidiaries (but only to the extent described above) to pay such taxes separately from any such parent entity and equity holder); and
(4) payments to any direct or indirect parent company of, or any equity holder in, the Company to permit such Person to pay the reasonable professional fees and expenses of (i) any unsuccessful debt offering by any direct or indirect parent company of the Company, the proceeds of which are intended to be contributed to the Company or (ii) any restructuring of equity ownership or employee based equity incentive or equity compensation programs of any direct or indirect parent company of, or any equity holder in, the Company in connection with such offerings.
“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);
(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity that is (a) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than 90 days after the final maturity date of the Notes;
(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and
(4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary of the Company that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Permitted Replacement Mexican Partners” means any replacement Mexican holder of Series A Shares of the Company or the equivalent of Series A Shares of any surviving Person into or with which the Company is merged or consolidated approved by Satmex Investment Holdings L.P., a Cayman limited partnership, as a replacement Mexican partner to take the place of any Initial Holdsat Stockholder; provided that as a result of the transfers to such replacement Mexican partner such person and its Affiliates would continue to own less than 50% of the economic interests in the Company.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Priority Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of any Grantor to secure Priority Lien Obligations.
“Priority Lien Cap” means as of any date of determination, the principal amount of Priority Lien Debt that may be incurred by the Company or any Guarantor such that, after giving pro forma effect to such incurrence and the application of the net proceeds therefrom, the Priority Lien Leverage Ratio would not exceed 3.25 to 1.0.
“Priority Lien Debt” means:
(1) the Notes initially issued by the Company under this Indenture; and
(2) additional notes issued under any indenture or other Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Company that is secured equally and ratably with Indebtedness referred to in clause (1) above on a priority basis by a Lien that was permitted to be incurred and so secured under each applicable Priority Lien Document; provided, that, in the case of any Indebtedness referred to in this clause (2), that:
(a) on or before the date such Indebtedness is incurred by the Company, such Indebtedness is designated by the Company as “Priority Lien Debt” for purposes of the Secured Debt Documents and the Collateral Trust Agreement pursuant to the procedures set forth in the Collateral Trust Agreement; provided that no Series of Secured Debt may be designated as both Priority Lien Debt and Junior Lien Debt;
(b) such Indebtedness is governed by a credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and
(c) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if the Company delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such notes or such Indebtedness is “Priority Lien Debt”).
For the avoidance of doubt, Hedging Obligations and Banking Product Obligations shall not constitute Priority Lien Debt, but may constitute Priority Lien Obligations.
“Priority Lien Documents” means collectively, the Note Documents and this Indenture, any Credit Facility or other agreement pursuant to which any Priority Lien Debt is incurred and the Security Documents (other than any Security Documents that do not secure Priority Lien Obligations).

“Priority Lien Leverage Ratio” means, as of any date, the ratio of
(1) the Consolidated Indebtedness of the Company secured by Priority Liens (other than Non-Recourse Debt of the Company and its Subsidiaries) as of such date to
(2) the Consolidated EBITDA of the Company for the most recent four-quarter period for which internal financial statements are available, in each case determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by the Company and its Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period.
In addition, for purposes of calculating the Priority Lien Leverage Ratio:
(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations or acquisitions of assets, or any Person or any of its Restricted Subsidiaries acquired by merger, consolidation or the acquisition of all or substantially all of its assets by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Priority Lien Leverage Ratio is made (the “Priority Lien Leverage Calculation Date”) will be given pro forma effect (as determined in good faith by the Company’s chief financial officer and shall be reasonably identifiable and factually supportable as certified in an Officers’ Certificate delivered to each of the Trustee and Collateral Trustee) as if they had occurred on the first day of the four-quarter reference period;
(2) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Priority Lien Leverage Calculation Date will be excluded;
(3) any Person that is a Restricted Subsidiary on the Priority Lien Leverage Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter reference period; and
(4) any Person that is not a Restricted Subsidiary on the Priority Lien Leverage Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter reference period.
“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt, together with Hedging Obligations and Banking Product Obligations that are secured, or intended to be secured, under the Priority Lien Documents if such provider of such Hedging Obligations has agreed to be bound by the terms of the Collateral Trust Agreement or such provider’s interest in the Collateral is subject to the terms of the Collateral Trust Agreement.
“Priority Lien Representative” means (1) in the case of the Notes, the Trustee and (2) in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains (or causes to be maintained) the transfer register for such Series of Priority Lien Debt and is appointed as a representative of the Priority Lien Debt (for purposes related to the administration of the security documents) pursuant to the indenture, the credit agreement or other agreement governing such Series of Priority Lien Debt.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
“Property Concession” means the concession currently held by the Company to use and exploit certain real estate properties and their respective fixtures, located in Iztapalapa, in Mexico City, and in Hermosilla, Sonora, where the Company’s satellite control centers are located.
“Public Equity Offering” means an offer and sale of Capital Stock (other than Disqualified Stock) of the Company or any direct or indirect parent company thereof, as the case may be, pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company or any direct or indirect parent company thereof).
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Registration Rights Agreement” means the Registration Rights Agreement, dated as of [ ], 2011, among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.
“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.
“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.
“Related Business Assets” means assets (other than Cash Equivalents) used or useful in a Permitted Business, provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary (and, in the case of such securities received in a Permitted Asset Swap with respect to Collateral other than Equity Interests of a non-Guarantor Subsidiary, a Guarantor).

“Related Party” means:
(1) any controller person or entity, at least 80% owned (and controlled) subsidiary, or immediate family member (in the case of an individual) of any Initial Holdsat Stockholder; or
(2) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding at least an 80% (and controlling) interest of which consist of any one or more Initial Holdsat Stockholders and/or such other Persons referred to in the immediately preceding clause (1).
“Reorganization Plan” means the Joint Prepackaged Plan of Reorganization under Chapter 11 of the Bankruptcy Code relating to the Company and its debtor Subsidiaries (which does not include the Escrow Issuer) substantially consistent with the description of the Plan (as set forth in the Offering Memorandum).
“Required Junior Lien Debtholders” means, at any time, the holders of more than 50% of the sum of;
(1) the aggregate outstanding principal amount of Junior Lien Debt (including outstanding letters of credit whether or not then available or drawn); and
(2) the aggregate unfunded commitments to extend credit which, when funded, would constitute Junior Lien Debt.
“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
“Restructuring Costs” means all fees, costs and expenses incurred in connection with the Transactions.
“Rights Offering” means the private sale of Equity Interests in Satmex Investment Holdings GP Ltd., a limited company organized under the laws of the Cayman Islands, and Satmex Investment Holdings L.P., a limited partnership organized under the laws of the Cayman Islands, as set forth under the Reorganization Plan, where up to $90.0 million of net cash proceeds shall be contributed to the common equity capital of the Company substantially simultaneously with the release of the proceeds in the Escrow Account.
“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” means Standard & Poor’s Ratings Group and any succesor to its rating agency business.
“Satellite Subsidiary” means (i) the Satmex 7 Subsidiary and (ii) any non-Guarantor Restricted Subsidiary formed after the Issue Date and solely to design, construct, launch and own one or more satellites, together with its related assets.
“Satellite Subsidiary Capital Contribution” shall mean a capital contribution to, or public or private sale of Equity Interests (other than Disqualified Stock) in, the Company which is designated as a “Satellite Subsidiary Capital Contribution” pursuant to an Officers’ Certificate on the date it is made. A Satellite Subsidiary capital Contribution will not be considered to be a capital contribution or sale of Equity Interests, and will be disregarded for purposes of calculations, or baskets under Section 4.07 and will not be considered to be an Equity Offering for purposes of Section 3.07 hereof.
“Satmex” means Satélites Mexicanos, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States.
“Satmex 7” has the meaning ascribed to such term under the definition of “Satmex 7 Subsidiary.”
“Satmex 7 ATP” means that certain Authorization to Proceed, dated June 20, 2008, between the Company and Space Systems/Loral, Inc.
“Satmex 7 Subsidiary” a non-Guarantor Restricted Subsidiary formed solely to design, construct, launch and own a satellite known as “Satmex 7” for operation in the 114.9° W.L. orbital slot and related assets. For the purposes of clause (13) of Permitted Investments and the definition of Excluded Assets, Investments made in Satmex 7 and related assets prior to the formation of the Satmex 7 Subsidiary and the contribution of such assets to the Satmex 7 Subsidiary shall be deemed made directly into the Satmex 7 Subsidiary; provided that, prior to the Assumption, such Investments shall be deemed made under clause (11) of the definition of Permitted Investments.
“Satmex 8 Operation Date” means the date on which a new 64 transponder, C- and Ku-band satellite known as Satmex 8 is fully operational in the 116.8° W.L. orbital slot as determined in good faith by the Company.
“SEC” means the Securities and Exchange Commission.
“Second Lien Debt” means Indebtedness of the Company that is secured on a junior basis to the Priority Lien Debt and constitutes Junior Lien Debt.
“Secured Debt” means Priority Lien Debt and Junior Lien Debt.
“Secured Debt Documents” means the Priority Lien Documents and the Junior Lien Documents.
“Secured Debt Representative” means each Priority Lien Representative and each Junior Lien Representative.

“Secured Obligations” means Priority Lien Obligations and Junior Lien Obligations.
“Secured Parties” means the holders of Secured Obligations and the Secured Debt Representatives.
“Securities Act” means the Securities Act of 1933, as amended.
“Security Documents” means the Collateral Trust Agreement, each Lien Sharing and Priority Confirmation and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by any Grantor creating or perfecting (or purporting to create or perfect) a Lien upon Collateral in favor of the Collateral Trustee for the benefit of the Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with the Collateral Trust Agreement.
“Segregated Account” means a segregated, non-interest bearing trust account containing cash and Cash Equivalents and held by and in the name of the Collateral Trustee, in which account and its contents the Collateral Trustee has a valid, enforceable and perfected first-priority Liens for the benefit of the Secured Parties.
“Series of Junior Lien Debt” means, severally, any credit facility and other Indebtedness that constitutes Junior Lien Debt.
“Series of Priority Lien Debt” means, severally, the Notes and other Indebtedness that constitutes Priority Lien Debt.
“Series of Secured Debt” means, severally, each Series of Junior Lien Debt and each Series of Priority Lien Debt.
“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.
“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.
“Solidaridad 2 Concession” means the concession granted by the Mexican government to operate a satellite in the orbital slot currently occupied by the Solidaridad 2 satellite.
“Special Interest” has the meaning assigned to that term pursuant to the Registration Rights Agreement.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:
(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).
“Total Secured Leverage Ratio” means, as of any date, the ratio of
(1) the Consolidated Indebtedness of the Company secured by a Lien (other than Non-Recourse Debt of the Company and its Subsidiaries) as of such date to
(2) the Consolidated EBITDA of the Company for the most recent four-quarter period for which internal financial statements are available, in each case determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by the Company and its Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period.
In addition, for purposes of calculating the Total Secured Leverage Ratio:
(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations or acquisitions of assets, or any Person or any of its Restricted Subsidiaries acquired by merger, consolidation or the acquisition of all or substantially all of its assets by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Total Secured Leverage Ratio is made (the “Total Secured Leverage Calculation Date”) will be given pro forma effect (as determined in good faith by the Company’s chief financial officer and shall be reasonably identifiable and factually supportable as certified in an Officers’ Certificate delivered to each of the Trustee and the Collateral Trustee) as if they had occurred on the first day of the four-quarter reference period;
(2) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Total Secured Leverage Calculation Date will be excluded;

(3) any Person that is a Restricted Subsidiary on the Total Secured Leverage Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter reference period; and
(4) any Person that is not a Restricted Subsidiary on the Total Secured Leverage Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter reference period.
“Transactions” means the transactions contemplated by the Reorganization Plan.
“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 15, 2014; provided, however, that if the period from the redemption date to May 15, 2014, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trustee” means Wilmington Trust FSB, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the applicable jurisdiction.
“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:
(1) has no Indebtedness other than Non-Recourse Debt;
(2) except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;
(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
“U.S. Subsidiary” means each of Alterna’TV Corporation and Alterna’TV International Corporation.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(2) the then outstanding principal amount of such Indebtedness.
Section 1.02 Other Definitions.

Defined in
Term	Section

“Additional Amounts”	4.21
“Affiliate Transaction”	4.11
“Applicable Premium Deficit”	8.04
“Asset Disposition Offer”	3.09
“Authentication Order”	2.02
“Bankruptcy Court”	1.01
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“Documentation”	4.21
“DTC”	2.03
“Event of Default”	6.01
“Excess Additional Amounts”	3.10
“Excess Proceeds”	4.10
“incur”	4.09
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Permitted Debt”	4.09
“Payment Default”	6.01
“Purchase Date”	3.09
“Release Date”	3.11
“Registrar”	2.03
“Restricted Payments”	4.07
“Satmex 8”	4.20
“Taxes”	4.21
“Tax Redemption Date”	3.10

Section 1.03 Incorporation by Reference of Trust Indenture Act.
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
The following TIA terms used in this Indenture have the following meanings:
“indenture securities” means the Notes;
“indenture security Holder” means a Holder of a Note;
“indenture to be qualified” means this Indenture;
“indenture trustee” or “institutional trustee” means the Trustee; and
“obligor” on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.
All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.
Section 1.04 Rules of Construction.
Unless the context otherwise requires:
(1) a term has the meaning assigned to it;
(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3) “or” is not exclusive;
(4) words in the singular include the plural, and in the plural include the singular;
(5) “will” shall be interpreted to express a command;
(6) provisions apply to successive events and transactions;
(7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time
(8) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;
(9) words used herein implying any gender shall apply to both genders;

(10) the words “including,” includes” and similar words shall deemed to be followed by “without limitiation”; and
(11) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other or other subdivision.
Section 1.05 Effectiveness of Certain Provisions of this Indenture.
The provisions of this Indenture shall not be effective for Satmex and the Guarantors until the Release Date. On the Release Date, Satmex and each of the U.S. Subsidiaries will execute and deliver to the Trustee a supplemental indenture, the form of which is attached as Exhibit F2 hereto, pursuant to which: (i) Satmex will assume all the Obligations of Escrow Issuer under this Indenture and the Notes; (ii) the U.S. Subsidiaries will agree to unconditionally guarantee all of Satmex’s Obligations under this Indenture and the Notes pursuant to Article XI of this Indenture; and (iii) the Obligations of Satmex and the Guarantors under this Indenture and the Notes will be in full force and effect.
ARTICLE 2
THE NOTES
Section 2.01 Form and Dating.
(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibits A1 and A2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage; provided that any such notation, legend or endorsement is in a form acceptable to the Company or as provided herein. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof; provided, however that the Notes may be issued in denominations of less than $2,000 solely to the extent necessary to accommodate book entry positions that have been created in denominations of less than $2,000 by DTC and provided further that denominations cannot be below $1.00.
The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibits A1 or A2 hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A1 hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of:
(1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and
(2) an Officers’ Certificate from the Company.
Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.
(3) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.
Section 2.02 Execution and Authentication.
At least one Officer must sign the Notes for the Company by manual or facsimile signature.
If an Officer whose signature is on a Note no longer holds that office at the time such Note is authenticated, such Note will nevertheless be valid.
A Note will not be valid until authenticated by the manual or facsimile signature of the Trustee. The signature will be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.
The Trustee will, upon receipt of a written order of the Company signed by two Officers (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.
Section 2.03 Registrar and Paying Agent.
The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
The Company initially appoints The Depository Trust Company (“DTC”), its nominees and successors to act as Depositary with respect to the Global Notes.
The Company initially appoints the Trustee to act as the Registrar and Paying Agent for the Notes and to act as Custodian with respect to the Global Notes.
Section 2.04 Paying Agent to Hold Money in Trust.
The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, interest or Special Interest, if any, on, the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.
Section 2.05 Holder Lists.
The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06 Transfer and Exchange.
(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:
(1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;
(2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or
(3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.
Upon the occurrence of either of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.
(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
(A) both:
(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(B) both:
(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above;
provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.
Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.
(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:
(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
(D) the Registrar receives the following:
(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;
(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certification of beneficial interest required pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
(3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:
(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
(D) the Registrar receives the following:
(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.
(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;
(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.
(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
(D) the Registrar receives the following:
(i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
(ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
(C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
(D) the Registrar receives the following:
(i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:
(1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and
(2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount. Any Notes that remain outstanding after consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer shall be treated as a single class of securities under this Indenture.
(g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
(1) Private Placement Legend.
(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.
THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR OT THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(3) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a Legend in substantially the following form:
“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(i) General Provisions Relating to Transfers and Exchanges.
(1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.
(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).
(3) Neither the Registrar nor the Company will be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(5) Neither the Registrar nor the Company will be required:
(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;
(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
Section 2.07 Replacement Notes.
If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. Each of the Company and the Trustee may charge for its expenses in replacing a Note.
Every replacement Note is a contractual obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08 Outstanding Notes.
The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.
If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Subsidiary of the Company, or by any Person directly or indirectly controlled by the Company or any Subsidiary of the Company will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded. In addition to the provisions of the prior sentence, solely to the extent required by the TIA Sections 315(d)(3) and 316(a), in determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by any Person directly or indirectly controlling or under direct or indirect common control with the Company shall be disregarded, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded. Except as required by the provisions of Section 315(d)(3) and 316(a)(1) of the TIA, and to the extent permitted by the TIA, affiliates may vote.
Section 2.10 Temporary Notes.
Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.
Holders of temporary Notes will be entitled to all of the benefits of this Indenture.
Section 2.11 Cancellation.
The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the disposal of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.12 Defaulted Interest.
If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13 Issuance of Additional Notes.
The Company shall be entitled, subject to its compliance with the conditions and covenants provided for in this Indenture, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance and issue price. The Initial Notes issued on the Issue Date and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including without limitation, waiver, amendments, redemptions and offers to purchase.
With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:
(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;
(b) the issue price, the issue date and the CUSIP number of such Additional Notes; and
(c) whether such Additional Notes shall be transfer restricted notes and issued in the form of Initial Notes as set forth in Section 2.02 this Indenture.
Section 2.14 CUSIP Numbers.
The Company, in issuing the Notes, shall use “CUSIP” numbers, and the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.
ARTICLE 3
REDEMPTION AND PREPAYMENT
Section 3.01 Notices to Trustee.
If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 or 3.10 hereof (except in the case of a redemption pursuant to Section 3.07(c) hereof.), it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:
(1) the clause of this Indenture pursuant to which the redemption shall occur;
(2) the redemption date;
(3) the principal amount of Notes to be redeemed; and
(4) the redemption price.

Any redemption referenced in such Officers’ Certificate may be cancelled by the company at any time prior to notice of redemption being mailed to any Holder and thereafter shall be null and void.
Section 3.02 Selection of Notes to Be Redeemed or Purchased.
If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis to the extent practicable or by any other method customarily authorized by the clearing systems (subject to DTC procedures).
No Notes of $2,000 or less can be redeemed in part. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.
The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof or smaller denominations as described in Section 2.01(a) hereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased, even if not a multiple of $1,000. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
Section 3.03 Notice of Redemption.
Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at such Holder’s registered address, or the Trustee to forward to each Holder of Notes at such Holder’s registered address, or, in the case of Global Notes, shall otherwise deliver in such timeframe such notice in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.
The notice will identify the Notes to be redeemed and will state:
(1) the redemption date;
(2) the redemption price;
(3) if any Note is being redeemed in part, the portion of the principal amount of such Note that is to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the orignal Note will be issued upon cancellation of the original Note;
(4) the name and address of the Paying Agent;
(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes;
(9) that Notes called for redemption become due on the date fixed for redemption; and
(10) if the Notes called for redemption are subject to one or more conditions precedent, the conditions precedent to be so satisfied in connection with such redemption.
At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 5 Business Days prior to the date the Company requests such notice to be delivered, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
Section 3.04 Effect of Notice of Redemption.
Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. Notice of any redemption, whether in connection with an Equity Offering or otherwise, may be given prior to the completion thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent.
Section 3.05 Deposit of Redemption or Purchase Price.
Prior to 12:00 p.m. Eastern Time on the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, accrued interest and Special Interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, accrued interest and Special Interest, if any, on all Notes to be redeemed or purchased.
If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.
Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.
Section 3.07 Optional Redemption.
(a) At any time prior to May 15, 2014, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to [ ]% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Special Interest, if any, to the date of redemption (subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date) with the net cash proceeds of an Equity Offering by the Company; provided that:
(1) at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
(2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.
(b) At any time prior to May 15, 2014, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to the applicable date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.
(c) The Company may redeem the Notes, at its option, in whole but not in part, at any time prior to the 2nd Business Day following the Escrow End Date (the latest date on which the Special Mandatory Redemption can occur) at a redemption price equal to 100% of the aggregate issue price of the Notes plus accrued interest to, but not including, the redemption date, if in the Company’s reasonable judgment, the Escrow Release Conditions will not be satisfied on or prior to the Escrow End Date on substantially the terms described in the Offering Memorandum. If the Company exercises this option, it will redeem the Notes with the amounts held in the Escrow Account upon 2 Business Days’ prior notice to the Trustee and the Holders.
(d) Except as set forth under Sections 3.07(a), 3.07(b), 3.07(c) and 3.10 hereof, the Notes will not be redeemable at the Company’s option prior to May 15, 2014.
(e) On or after May 15, 2014, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2014	104.750%
2015	102.375%
2016 and thereafter	100.000%

(f) Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
(g) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
Section 3.08 Mandatory Redemption; Open Market Purchases.
Except as set forth in Section 3.11 hereof, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. The Company may at any time and from time to time purchase Notes in the open market or otherwise in accordance with applicable laws.
Section 3.09 Offer to Purchase by Application of Excess Proceeds.
In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an “Asset Disposition Offer”), it will follow the procedures specified below.
The Asset Disposition Offer shall be made to all Holders and all holders of other Priority Lien Obligations containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets. The Asset Disposition Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other Priority Lien Obligations (on a pro rata basis (subject to adjustments to maintain the authorized denomination requirements) based on the principal amount of Notes and such other Priority Lien Obligations surrendered, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Disposition Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.
If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Special Interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Disposition Offer.
Upon the commencement of an Asset Disposition Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Disposition Offer. The notice, which will govern the terms of the Asset Disposition Offer, will state:
(1) that the Asset Disposition Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Disposition Offer will remain open;
(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Note not tendered or accepted for payment will continue to accrue interest;
(4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Disposition Offer will cease to accrue interest after the Purchase Date;
(5) that Holders electing to have a Note purchased pursuant to an Asset Disposition Offer may elect to have Notes purchased in denominations of $2,000 or an integral multiple of $1,000 in excess thereof or smaller denominations as described in Section 2.01(a);
(6) that Holders electing to have Notes purchased pursuant to any Asset Disposition Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;
(7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
(8) that, if the aggregate principal amount of Notes and other Priority Lien Obligations surrendered by holders thereof exceeds the Offer Amount, the Company will select the Notes and other Priority Lien Obligations to be purchased on a pro rata basis based on the principal amount of Notes and such other Priority Lien Obligations surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof or smaller denominations as described in Section 2.01(a), will be purchased); and
(9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).
On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Disposition Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
Section 3.10 Redemption for Changes in Withholding Taxes.
(a) The Company may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than 30 nor more than 60 days’ prior notice to the Holders of Notes (which notice will be irrevocable and given in accordance with the procedures described in Section 3.023 hereof) at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Company for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof), if (a) on the next date on which any scheduled amount would be payable in respect of the Notes, the Company is or would be required to pay Additional Amounts (provided, however, that if the Additional Amounts are payable due to Mexican withholding Taxes imposed on interest (or other amounts that are treated as “interest” under Mexican Tax law) payable on the Notes, the Additional Amount shall be in excess of the Additional Amounts that would be payable were the payments of such interest subject to a 10% withholding tax (“Excess Additional Amounts”)), (b) the Company cannot avoid any such payment obligation taking reasonable measures available (and, for avoidance of doubt, reasonable measures include changing jurisdiction of any paying agent), and (c) the requirement to pay such Excess Additional Amounts, as the case may be, arises as a result of:
(1) any change in, or amendment to, the laws, rules or regulations of the relevant Tax Jurisdiction affecting taxation, which change or amendment has not been announced before and becomes effective on or after the Issue Date (or, if the relevant Tax Jurisdiction has changed since the Issue Date, the date on which the then-current Tax Jurisdiction became the applicable Tax Jurisdiction under this Indenture); or
(2) any change in, or amendment to, the existing official position regarding the application, administration or interpretation of such laws, rules or regulations (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change, amendment, application, administration or interpretation has not been announced before and becomes effective on or after the Issue Date (or, if the relevant Tax Jurisdiction has changed since the Issue Date, the date on which the then current Tax Jurisdiction became the applicable Tax Jurisdiction under this Indenture).
(b) the Company will not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Company would be obligated to the Excess Additional Amount if a payment in respect of the Notes were then due, and at the time such notice is given, the obligation to pay Excess Additional Amounts must remain in effect. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Company will deliver to the trustee an opinion of independent tax counsel to the effect the Company has or will become obligated to pay Additional Amounts as a result of such change, interpretation, application or amendment which would entitle the Company to redeem the Notes hereunder. In addition, before the Company publishes or mails notice of redemption of the Notes as described above, it will deliver to the trustee an Officers’ Certificate to the effect that it has met all the conditions for the redemption described above, including that it cannot avoid its obligation to pay Excess Additional Amounts by the Company taking reasonable measures available to it and all other conditions for such redemption have been met.

Section 3.11 Escrow of Proceeds; Special Mandatory Redemption
(a) On the Issue Date, the Company will enter into the Escrow and Security Agreement. At the same time, (i) the Initial Purchaser will deposit the net proceeds of the offering of the Notes into the Escrow Account, and (ii) the Company will contribute to the Escrow Account an amount in cash sufficient to pay the estimated fees and expenses of the Escrow Agent and the Special Mandatory Redemption Price for the Notes on the 2nd Business Day following the Escrow End Date (the latest date on which the Special Mandatory Redemption can occur) ((i) and (ii), collectively, the “Escrowed Funds”)). The Escrowed Funds will be held by the Escrow Agent for the benefit of the Holders of the Notes.
(b) If the satisfaction of the Escrow Release Conditions does not occur on or before the Escrow End Date on substantially the terms described in the Offering Memorandum, the Company shall redeem (the “Special Mandatory Redemption”) all and not less than all of the Notes then outstanding, upon not less than 2 Business Days’ notice to the Trustee and Holders, at a redemption price equal to 100% of the aggregate issue price of the Notes plus accrued interest to, but not including, the redemption date (the “Special Mandatory Redemption Price”).
(c) If the Company satisfies the Escrow Release Conditions prior to the Escrow End Date on substantially the terms described in the Offering Memorandum, then all amounts in the Escrow Account will be released to the Company on the date that the Escrow Release Conditions are satisfied (such date, the “Release Date”). Upon satisfaction of the Escrow Release Conditions, the provisions regarding the Special Mandatory Redemption in this Section 3.11 will cease to apply.
(d) To the extent that the Company or any Restricted Subsidiary has incurred Indebtedness, made any Restricted Payments, consummated any Asset Disposition or otherwise taken any action or engaged in any activities during the period beginning on the Issue Date and ending on the Release Date, such actions and activities shall be treated and classified under this Indenture (including, but not limited to, impacting relevant baskets and determining whether a Default or Event of Default would have occurred as of the Release Date for purposes of the Escrow Release Conditions), as if this Indenture and the covenants set forth herein had applied to the Company and the Restricted Subsidiaries during such period. For purposes of the foregoing, all Subsidiaries of the Company shall be deemed to be Restricted Subsidiaries for the period from the Issue Date through the Release Date.
ARTICLE 4
COVENANTS
Section 4.01 Payment of Notes.
The Company will pay or cause to be paid the principal of, premium on, if any, interest and Special Interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, interest and Special Interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 12:00 p.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due. The Company will pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.
The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1.0% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.
The Company will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Trustee.
The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.
Section 4.03 Reports.
(a) After the Release Date, whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes and the Trustee (or file with the SEC for public availability):
(1) within 180 days after the end of the financial year of the Company ended prior to 2012, and 120 days after the end of each financial year of the Company thereafter, all annual reports on Form 20-F that would be required to be filed with the SEC by a foreign private issuer if the Company were required to file such reports;
(2) within 45 days after the end of each of the first three financial quarters in each fiscal year of the Company, reports on Form 6-K containing unaudited quarterly consolidated financial statements of the Company for each quarter and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and
(3) promptly (but not necessarily in the time frames provided in Form 8-K) from time to time after the occurrence of an event required to be reported on Form 8-K, reports on Form 6-K containing substantially the same information required to be filed or furnished on Form 8-K if the Company were required to file such reports.
All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. In addition, the Company will file a copy of each of the reports referred to in clauses (1), (2) and (3) above with the SEC for public availability within the time periods set forth above (unless the SEC will not accept such a filing) and will post the reports on its website promptly thereafter. The Company will at all times comply with TIA §314(a).

If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this Section 4.03(a) with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will (1) post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the SEC and (2) furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, so long as the Notes are not freely transferable under the Securities Act.
To the extent that any such information is not delivered within the time periods specified above and such information is subsequently furnished prior to the time such failure would result in an Event of Default, the Company will be deemed to have satisfied its obligations with respect thereto and any Default or Event of Default with respect thereto shall be deemed to have been cured.
(b) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries (other than Immaterial Subsidiaries), then the quarterly and annual financial information required by paragraph (a) of this Section 4.03 will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.
(c) If any deliverable under this Section 4.03 is due on a date that is a Legal Holiday, such deliverable will be due on the next succeeding Business Day.
Section 4.04 Compliance Certificate.
(a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to each of the Trustee and the Collateral Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Security Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Security Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Security Documents (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium on, if any, interest or Special Interest, if any, on, the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.
(b) So long as any of the Notes are outstanding, the Company will deliver to each of the Trustee and Collateral Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes.
The Company will pay or discharge, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, lawful assessments, and governmental levies except such as are contested in good faith and by appropriate actions or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders of the Notes.
Section 4.06 Stay, Extension and Usury Laws.
The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07 Restricted Payments.
(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);
(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than purchases, redemptions, defeasances and other acquisitions or retirements of Equity Interests in each case held by a Restricted Subsidiary);
(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is unsecured, secured by a Lien that is junior to the Liens securing the Notes or any Note Guarantee or contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or
(4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:
(i) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
(ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 4.09(a) hereof; and
(iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (12), and (13) of paragraph (b) of this Section 4.07), is less than the sum, without duplication, of:
(A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus
(B) 100% of the aggregate net cash proceeds, and the Fair Market Value of any property other than cash, received by the Company since Release Date as a contribution to its common equity capital (other than any such amounts used for Investments in the Satellite Subsidiaries pursuant to clause (13) of the definition of Permitted Investments) or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock of the Company or convertible or exchangeable debt securities of the Company, in each case that have been converted into or exchanged for such Equity Interests of the Company (other than Equity Interests (or convertible or exchangeable Disqualified Stock or debt securities) sold (a) to a Subsidiary of the Company or (b) in an Equity Offering prior to the third anniversary of the Issue Date that are eligible to be used to support an optional redemption of the Notes pursuant to Section 3.07 hereof); plus
(C) to the extent that any Restricted Investment that was made after the Release Date is (a) sold for cash or otherwise cancelled, liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment, less cost of disposition or (b) made in an entity that subsequently becomes a Restricted Subsidiary of the Company that is a Guarantor, the Fair Market Value of such Restricted Investment as of the date of such designation; plus
(D) to the extent that any Unrestricted Subsidiary of the Company designated as such after the Release Date is redesignated as a Restricted Subsidiary after the date of this Indenture the Fair Market Value of the Company’s Restricted Investment in such Subsidiary as of the date of such redesignation; plus
(E) 50% of any dividends received in cash by the Company or a Restricted Subsidiary of the Company that is a Guarantor after the Release Date from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

(b) The provisions of Section 4.07(a) hereof will not prohibit:
(1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;
(2) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company (other than any such amounts used for Investments in the Satellite Subsidiaries pursuant to clause (13) of the definition of Permitted Investments) or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from Section 4.07(a)(iii)(B) and will not be considered to be net cash proceeds from an Equity Offering for purposes of Section 3.07 of this Indenture;
(3) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of such Restricted Subsidiary’s Equity Interests on a pro rata basis;
(4) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is unsecured, secured by a Lien that is junior to the Liens securing the Notes or contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;
(5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company or any distribution, loan or advance to any direct or indirect parent company of the Company for the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of any direct or indirect parent company of the Company, in each case, held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.0 million in any twelve-month period (plus the net cash proceeds from the issuance of Equity Interests to any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from Section 4.07(a)(iii)(B), and Section 4.07(b)(2), will not be considered to be net cash proceeds from an Equity Offering for purposes of Section 3.07 hereof); provided further, that the Company may carry over and make in subsequent twelve-month periods, in addition to the amounts permitted for such twelve-month period, the amount of such repurchases, redemptions or other acquisitions or retirements for value permitted to have been made but not made in any preceding twelve-month period (plus the net cash proceeds from the issuance of Equity Interests to any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from Section 4.07(a)(iii)(B) and Section 4.07(b)(2), and will not be considered to be net cash proceeds from an Equity Offering for purposes of Section 3.07 hereof); it being understood that the cancellation of Indebtedness owed by management to the Company in connection with such repurchase or redemption will not be deemed to be a Restricted Payment; provided, further, that each of the amounts in any twelve-month period under this clause may be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries (including proceeds of such insurance policies of any direct or indirect parent contributed to the Company) after the Issue Date:

(6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options or warrants to the extent such Equity Interests represent a portion of the exercise price or required withholding or similar taxes in respect of those stock options or warrants;
(7) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any preferred stock of any Restricted Subsidiary of the Company issued on or after the date of this Indenture in accordance with the Consolidated Leverage Ratio test described in Section 4.09(a) hereof;
(8) any payments made, or the performance of any of the transactions contemplated, in connection with the Transactions;
(9) Permitted Payments;
(10) payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;
(11) dividends in an aggregate amount per annum not to exceed 6% of the net cash proceeds received by, or contributed to, the Company in connection with any Public Equity Offerings occurring after the Release Date;
(12) payments made by the Company or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, members of management or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Company or any Restricted Subsidiary or any direct or indirect parent company of the Company; or
(13) so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed $10.0 million since the date of this Indenture.
The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the Trustee. Except with respect to securities traded on a U.S. national securities exchange, the Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $20.0 million. For the avoidance of doubt, the net cash proceeds from the Rights Offering will be excluded from clause (iii)(B) of Section 4.07(a) and clauses (2) and (5) of this Section 4.07(b), and will not be considered to be net cash proceeds from an Equity Offering for purposes of the “Optional Redemption” provisions of the indenture or clause (5) of the definition of “Permitted Investments.”

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;
(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or
(3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.
(b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:
(1) agreements governing Existing Indebtedness as in effect on the date of this Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;
(2) this Indenture, the Notes, the Note Guarantees and the Security Documents;
(3) agreements governing other Indebtedness permitted to be incurred under Section 4.09 hereof and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially more restrictive, taken as a whole, than those contained in this Indenture, the Notes and the Note Guarantees;
(4) applicable law, rule, regulation or order;
(5) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;
(6) customary non-assignment provisions in contracts, leases or licenses entered into in the ordinary course of business;

(7) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.08(a) hereof;
(8) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;
(9) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
(10) Liens permitted to be incurred under the provisions of Section 4.12 hereof and restrictions in the agreements related thereto that limit the right of the debtor to dispose of the assets subject to such Liens;
(11) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;
(12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(13) any encumbrance or restriction in connection with an acquisition of property, so long as such encumbrance or restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition;
(14) agreements not described in Section 4.08(b)(1) in effect on the date of this Indenture or executed on the Release Date in connection with the Transactions;
(15) provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;
(16) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;
(17) restrictions on the transfer of assets imposed under any agreement to sell such assets permitted under this Indenture to any Person pending the closing of such sale;
(18) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person; and
(19) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to Sections 4.08(b)(1) through (18); provided that the encumbrances or restrictions in such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, in the good faith judgment of the Board of Directors of the Company, taken as a whole, than the encumbrances or restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.
(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Consolidated Leverage Ratio on the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been no greater than 3.75 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom).
(b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
(1) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;
(2) the incurrence by the Company and the Guarantors of (i) up to $35.0 million of additional notes issued following the Release Date and (ii)Priority Lien Debt in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (2), at any one time outstanding not to exceed the Priority Lien Cap;
(3) the incurrence by the Company and the Guarantors of Junior Lien Debt in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (3), at any one time outstanding not to exceed the Junior Lien Cap;
(4) the incurrence by the Company or any of the Guarantors of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of the Guarantors, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $5.0 million at any time outstanding;
(5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clauses (1), (2), (3), (4), (5) or (14) of this Section 4.09(b);

(6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:
(A) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and
(B) (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company,
will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);
(7) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:
(A) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and
(B) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company,
will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);
(8) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations or Banking Product Obligations in the ordinary course of business (including such Hedging Obligations and Banking Product Obligations incurred in respect of Priority Lien Debt or Junior Lien Debt);
(9) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or any of its Restricted Subsidiaries to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;
(10) the incurrence by the Company or the Guarantors of Indebtedness in respect of workers’ compensation claims, self-insurance obligations or similar obligations, bankers’ acceptances, performance bonds, appeal bonds and surety bonds, customs bonds and other similar bonds and reimbursement obligations in the ordinary course of business;
(11) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition provided that such contingent Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (11));

(12) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;
(13) the incurrence by a Satellite Subsidiary of Non-Recourse Debt to finance the design, construction, launch and insurance of Satmex 7 or other satellites (other than Satmex 8) to place or replace satellites occupying any orbital slot of the Company or any Restricted Subsidiary and any refinancing with Non-Recourse Debt by a Satellite Subsidiary to finance or refinance any Non- Recourse Debt previously incurred in reliance on this exception; and
(14) the incurrence by the Company or the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (14), not to exceed $5.0 million.
The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.
For purposes of determining compliance with this Section 4.09 and Section 4.12 hereof, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Notwithstanding the foregoing, all Priority Lien Debt will be deemed to have been incurred in reliance on the exception provided by clause (2) of the definition of Permitted Debt. The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.09. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:
(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and
(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(A) the Fair Market Value of such assets at the date of determination; and
(B) the amount of the Indebtedness of the other Person.
Section 4.10 Asset Dispositions.
After the Release Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Disposition unless:
(1) with respect to any Asset Disposition not constituting an Event of Loss, the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Disposition at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Disposition) of the assets or Equity Interests issued or sold or otherwise disposed of; and
(2) with respect to any Asset Disposition not constituting an Event of Loss or a Permitted Asset Swap, at least 75% of the consideration received in the Asset Disposition by the Company or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:
(A) Cash Equivalents;
(B) any liabilities, as shown on the Company’s or any Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Company’s or any Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Company (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee), that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases the Company or any applicable Restricted Subsidiary from or indemnifies against further liability;

(C) any securities, notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that are within 90 days of the Asset Disposition, converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash received in that conversion;
(D) any stock or assets of the kind referred to in clauses (2) or (4) of the third paragraph of this Section 4.10; and
(E) any Designated Non-cash Consideration received by the Company or any Restricted Subsidiary in such Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (E) that is at that time outstanding, not to exceed $5.0 million at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.
(3) in the case of an Asset Disposition that constitutes a sale of Collateral, the Company or the applicable Restricted Subsidiary, as the case may be, promptly deposits the Net Proceeds therefrom upon receipt thereof as Collateral into one or more segregated non-interest bearing trust accounts (each, a “Collateral Proceeds Account”) held by or under the “control” of (within the meaning of the Uniform Commercial Code) the Collateral Trustee for the benefit of the Secured Parties or its agent as security for the Obligations evidenced by the Notes and Note Guarantees pending application in accordance with the following paragraph; provided that no such deposit will be required except to the extent the aggregate Net Proceeds from all sales of Collateral that are not held in a Collateral Proceeds Account exceeds $10.0 million.
Within 360 days after the receipt of any Net Proceeds from an Asset Disposition (with respect to Collateral), the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:
(1) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes, or is merged with or is consolidated with or into, a Guarantor (or with respect to Collateral consisting of Equity Interests of a non-Guarantor Subsidiary, the Equity Interests of which constitute Collateral);
(2) to make a capital expenditure with respect to assets that are or will constitute Collateral;
(3) to acquire other assets that are not classified as current assets under GAAP, that will become Collateral and that are used or useful in a Permitted Business;
(4) solely in the case of the sale of the Capital Stock of Enlaces Integra, S. de R.L. de C.V., or Alterna TV International Corporation, to make an Investment pursuant to clause (13) of the definition of Permitted Investment, provided that if the Company may not make further Investments pursuant to such clause, such Net Proceeds will be applied in accordance with the other provisions of this covenant; or
(5) any combination of the foregoing;

provided that the Company or the applicable Guarantor will be deemed to have complied with the provision described in clauses (1), (2), (3) or (4) of this paragraph if and to the extent that, within the 360 days after the Asset Disposition that generated the Net Proceeds, the Company or such Guarantor has entered into and not abandoned or rejected a binding agreement to acquire the assets or Capital Stock of a Permitted Business, make a capital expenditure or Permitted Investment or acquire other assets used or useful in a Permitted Business in compliance with the provision described in clauses (1), (2), (3) or (4) of this paragraph, and that acquisition, purchase or capital expenditure is thereafter completed within 180 days after the end of such 360-day period.
Within 360 days after the receipt of any Net Proceeds from an Asset Disposition (other than an Asset Disposition with respect to Collateral), the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:
(1) to repay other Indebtedness (other than Junior Lien Obligations) secured by a Permitted Lien on any Collateral that was sold in such Asset Disposition;
(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes, or is merged or consolidated with or into, a Restricted Subsidiary of the Company;
(3) to make a capital expenditure;
(4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or
(5) any combination of the foregoing.
provided that the Company or the applicable Restricted Subsidiary will be deemed to have complied with the provision described in clauses (2), (3) or (4) of this paragraph if and to the extent that, within the 360 days after the Asset Sale that generated the Net Proceeds, the Company or such Restricted Subsidiary has entered into and not abandoned or rejected a binding agreement to acquire the assets or Capital Stock of a Permitted Business or make a capital expenditure in compliance with the provision described in clauses (2), (3) or (4) of this paragraph, and that acquisition, purchase or capital expenditure is thereafter completed within 180 days after the end of such 360-day period.
Pending the final application of any Net Proceeds (other than with respect to Collateral), the Company (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

Any Net Proceeds from Asset Dispositions that are not applied or invested as provided in the second or third paragraphs of this Section 4.10 will constitute “Excess Proceeds.” Notwithstanding any other provision of this Section 4.10, in the event that the Company or any Restricted Subsidiary receives Net Proceeds from any insured Event of Loss with respect to Satmex 6 or Satmex 8, all such Net Proceeds shall constitute Excess Proceeds, provided that Net Proceeds from any Event of Loss with respect to Satmex 6 or Satmex 8 will constitute Excess Proceeds pursuant to this sentence only if received prior to the end of the second full fiscal quarter after Satmex 8 Operation Date. When the aggregate amount of Excess Proceeds exceeds $10.0 million, within 15 days thereof, the Company will make an Asset Disposition Offer to all Holders of Notes and all holders of other Priority Lien Obligations containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets in accordance with Section 3.09 hereof to purchase, prepay or redeem the maximum principal amount of Notes and such other Priority Lien Obligations (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid, repaid or redeemed out of the Excess Proceeds. The offer price in any Asset Disposition Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Disposition Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other Priority Lien Obligations tendered in (or required to be prepaid or redeemed in connection with) such Asset Disposition Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and the applicable trustee or agent for other Priority Lien Obligations shall select such other Priority Lien Obligations to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof or smaller denominations as described in Section 2.01(a) hereof, will be purchased). Upon completion of each Asset Disposition Offer, the amount of Excess Proceeds will be reset at zero.
The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Disposition Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 hereof or this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.
Section 4.11 Transactions with Affiliates.
(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $1.0 million, unless:
(1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and
(2) the Company delivers to the Trustee:
(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of the Company certified by an Officers’ Certificate stating that such Affiliate Transaction complies with clause (1) of this Section 4.11(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an opinion from an accounting, appraisal, or investment banking firm of national standing in the applicable jurisdiction (i) stating that its terms are not materially less favorable to the Company or any of the Restricted Subsidiaries than would have been obtained in a comparable transaction with an unrelated Person or (ii) as to the fairness to the Company or any of its Restricted Subsidiaries of such Affiliate Transaction from a financial point of view.
(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:
(1) any employment agreement, employee service agreements, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;
(2) transactions between or among the Company and/or its Restricted Subsidiaries; provided that any such transactions between the Company or any Guarantor and a Satellite Subsidiary shall be on terms that are not materially less favorable to the Company or any applicable Guarantor than that which would have been obtained in a comparable transaction within an unrelated Person;
(3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;
(4) payment of reasonable and customary compensation, fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;
(5) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates and any contribution to the capital of the Company and the granting of registration rights in connection therewith;
(6) Restricted Payments that do not violate Section 4.07 hereof;
(7) any transaction pursuant to any agreement in existence on the date of this Indenture or any amendment or replacement thereof that, taken in its entirety, is no less favorable to the Company than the agreement as in effect on the date of this Indenture;
(8) any agreements entered into in connection with the Transactions;
(9) the payment of indemnities provided for by the Company’s charter, by-laws and written agreements and reasonable fees to directors of the Company and the Company’s Restricted Subsidiaries who are not employees of the Company or the Company’s Restricted Subsidiaries;

(10) loans or advances to directors, officers and employees of the Company and its Restricted Subsidiaries (a) in the ordinary course of business or outstanding or (b) to finance the purchase by such person of Capital Stock of the Company (or any of its direct or indirect parent companies) and any of its Restricted Subsidiaries; in Section 4.11(a) and this Section 4.11(b), not to exceed $1.0 million in the aggregate at any one time outstanding; and
(11) transactions with customers, clients, suppliers or purchasers or sellers of goods, in each case, in the ordinary course of business; provided that as determined in good faith by the Board of Directors or senior management of the Company, such transactions are on terms that are not materially less favorable, taken as a whole, to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person.
Section 4.12 Liens.
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Permitted Liens.
Section 4.13 Business Activities.
The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.
Section 4.14 Corporate Existence.
Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:
(1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and
(2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.
Section 4.15 Offer to Repurchase Upon Change of Control.
(a) Upon the occurrence of a Change of Control after the Release Date, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof or smaller denominations as described in Section 2.01(a) hereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:
(1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);
(3) that any Note not tendered will continue to accrue interest;
(4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;
(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and
(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof or smaller denominations as described in Section 2.01(a) hereof.
The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.
(b) On the Change of Control Payment Date, the Company will, to the extent lawful:
(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly mail (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
(c) Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.
(d) Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, so long as a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.
Section 4.16 Limitation on Sale and Leaseback Transactions.
(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:
(1) the Company or such Restricted Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Consolidated Leverage Ratio test in Section 4.09(a) hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof;
(2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of the Company and set forth in an Officers’ Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and
(3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10 hereof.
(b) A sale and leaseback transaction between or among the Company and any of the Guarantors, or between or among any Restricted Subsidiaries that are non-Guarantors, will not be subject to Section 4.16(a).
Section 4.17 Payments for Consent.
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18 Additional Note Guarantees.
If the Company or any of its Restricted Subsidiaries acquires or creates another New Subsidiary after the date of this Indenture (other than a Satellite Subsidiary), then that newly acquired or created New Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the Trustee within 30 days of the date on which it was acquired or created, and such entity will also become a Grantor in accordance with the terms of the Security Documents; provided that any New Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor or a Grantor until such time as it ceases to be an Immaterial Subsidiary; provided, further, that no New Subsidiary need become a Guarantor or a Grantor if it would result in adverse tax consequences that are material to the Company or any of its Subsidiaries, as reasonably determined by the Company. The form of such supplemental indenture is attached as Exhibit F1 hereto.
Section 4.19 Designation of Restricted and Unrestricted Subsidiaries.
The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event will the satellites known as Satmex 5, Satmex 6, Satmex 7, Satmex 8 or any successor satellite occupying orbital slots 113.0° W.L., 114.9° W.L. and 116.8° W.L. or any assets reasonably necessary for the operation of such satellites be transferred to or held by an Unrestricted Subsidiary unless the Board of Directors of the Company reasonably determines that such satellite has no remaining useful life, which shall be certified in writing by the Company in an Officers’ Certificate delivered to the Trustee and Collateral Trustee. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.
Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.20 Insurance
(a) After the Release Date, the Company shall, and shall cause each Restricted Subsidiary to, keep in effect launch and in-orbit insurance, as applicable, issued by insurance companies that are internationally recognized in the satellite telecommunications industry as reputable space insurance carriers in amounts not less than:
(1) $90.0 million on the satellite known as “Satmex 5” until the earlier of (i) Satmex 8 Operation Date or (ii) the date that Satmex 5 has been fully depreciated as reflected in the Company’s financial statements which shall be certified in writing by the Company in an Officers’ Certificate delivered to the Trustee and Collateral Trustee; provided that, following the Satmex 8 Operation Date, the Company may reduce such insurance on Satmex 5 to the depreciated book value of Satmex 5;
(2) $288.0 million on the satellite known as “Satmex 6” until the earlier of (i) the Satmex 8 Operation Date and (ii) the date that Satmex 6 has been fully depreciated as reflected in the Company’s financial statements which shall be certified in writing by the Company in an Officers’ Certificate delivered to the Trustee and Collateral Trustee; provided that following the Satmex 8 Operation Date, the Company may reduce such insurance on Satmex 6 to the depreciated book value of Satmex 6; and
(3) the lesser of (i) $350.0 million and (ii) the costs incurred in connection with the design, construction, launch and initial operation of the satellite to be named “Satmex 8” in the 116.8° W.L. orbital slot prior to Satmex 8 Operation Date as reasonably determined by the Directors of the Company which shall be certified in writing by the Company in an Officers’ Certificate delivered to the Trustee and Collateral Trustee; provided that in no event shall such insurance be in an amount less than then aggregate principal amount of the Notes outstanding; provided further that 24 months after Satmex 8 Operation Date, the Company may reduce such insurance on Satmex 8 to the depreciated book value of Satmex 8. The Company shall not, and shall not permit any Restricted Subsidiary to, launch Satmex 8 unless the requirements of this clause (3) have been satisfied.
Notwithstanding the foregoing, Satmex’s failure to comply with insurance requirements set forth in this paragraph will not result in a Default or Event of Default if such insurance (i) is not available from insurance companies that are internationally recognized in the satellite telecommunications industry as reputable space insurance carriers or (ii) is available only on terms materially in excess of those provided to comparable satellite telecommunications companies in the satellite telecommunications industry.
(b) Within thirty (30) days following any date on which the Company is required or permitted to obtain insurance pursuant to the foregoing paragraph, the Company shall deliver to the Trustee and Collateral Trustee an insurance certificate certifying the amount of insurance then carried and in full force and effect. In addition, the Company shall cause to be delivered to the Trustee and Collateral Trustee no less than once each year an insurance certificate setting forth the amount of insurance then carried and in full force and effect, which insurance certificate shall entitle the Trustee and Collateral Trustee to: (y) notice of any claim in excess of $1.0 million under any such insurance policy; and (z) at least thirty (30) days’ notice from the provider of such insurance prior to the cancellation of any such insurance.
(c) Any insured loss with respect to Satmex 5, Satmex 6 or Satmex 8, whether a partial loss, total loss, or otherwise, shall constitute an Event of Loss, and all Net Proceeds received by the Company or any Restricted Subsidiary in respect of any such Event of Loss shall be applied in the manner provided for in Section 4.10 hereof and shall be held by the Collateral Trustee in a Segregated Account as Collateral pending such application. The Company will use commercially reasonable efforts to provide that all policies of insurance insuring Collateral (including Satmex 5, Satmex 6 or Satmex 8) against damage or loss will name the Collateral Trustee as loss payee and additional insured.

Section 4.21 Additional Amounts.
(a) All payments made under or with respect to the Notes or the Note Guarantee (whether or not in the form of definitive notes in registered certificated form) will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, fines, assessments or other governmental charges of whatever nature (including any penalties and interest related thereto) (“Taxes”), unless the withholding or deduction of such Taxes is then required by applicable law or by the official interpretation or administration thereof. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of any jurisdiction in which the Company or any Guarantor (including any successor or other surviving entity) is then incorporated, engaged in business or resident for tax purposes or any political subdivision thereof or therein or any jurisdiction from or through which payment is made by or on behalf of the Company or any Guarantor (including, without limitation, the jurisdiction of any paying agent) (each, a “Tax Jurisdiction”), will at any time be required to be made from any payments made under or with respect to the Notes or with respect to any Guarantee, including, without limitation, payments of principal, redemption price, purchase price, interest or premium, the Company or the relevant Guarantor or other payor, as applicable, will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each Holder of Notes (including Additional Amounts) after such applicable withholding, deduction or imposition (including any withholding or deduction imposed on the Additional Amounts) will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction.
(b) Intentionally omitted.
(c) Notwithstanding the foregoing, no Additional Amounts will be payable with respect to:
(1) any Taxes that would not have been imposed but for the Holder of Notes or beneficial owner of a note (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder of Notes or beneficial owner if such Holder of Notes or beneficial owner is an estate, trust corporation or partnership) being a citizen or resident or national of, incorporated in, maintaining an office, permanent establishment, fixed base, branch, or otherwise carrying on a trade or business, in the relevant Tax Jurisdiction in which such Taxes are imposed or having any other present or former connection with the relevant Tax Jurisdiction other than the mere acquisition, holding, enforcement or receipt of payment in respect of the Notes or with respect to any Guarantee;
(2) any Taxes that are imposed, withheld, or deducted as a result of the failure of the eligible Holder of Notes or beneficial owner of the Notes to comply with any applicable certification, identification, documentation, or other reporting requirements (including, without limitation, with respect to the nationality, residence, or identity or connection with a Tax Jurisdiction of the Holder of Notes or beneficial owner of the Notes) (the “Documentation”), if (i) such compliance would, under applicable law, administrative decision of the taxing or government authority, or published administrative practice of the relevant Tax Jurisdiction, have entitled the Holder of Notes, beneficial owner, the Company or any of the Guarantors to an exemption from or reduction of deduction or withholding or the requirement to deduct or withhold all or part of any such Taxes and (ii) the Company or any of the Guarantors notifies the Holder of Notes in writing and reasonably requests such Documentation at least 60 days prior to the due date of such Documentation;

(3) any Note presented for payment (where notes are in definitive form and presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder of Notes (except to the extent that the Holder of Notes would have been entitled to Additional Amounts had the Note been presented on any day during such 30-day period);
(4) any estate, inheritance, gift, sales, transfer, personal property Taxes or any similar tax, duty, assessment or other governmental charge;
(5) any Taxes payable other than by deduction or withholding from payments under, or with respect to, the Notes or with respect to any Guarantee;
(6) any Additional Amounts required to be paid as a result of the beneficial owner of the Notes not being the sole beneficial owner of such payments or being a fiduciary or partnership, to the extent that a beneficial owner, beneficiary or settlor with respect to such fiduciary or any partner or member of such partnership would not have been entitled to such Additional Amounts with respect to such payments had such beneficial owner, beneficiary, settlor, partner or member held such notes directly;
(7) any incremental Taxes that would not have been imposed but for the noteholder being a more than 10% owner, directly or indirectly, individually or collectively with related persons of the voting stock in Satmex and being a beneficial owner, directly or indirectly, individually or collectively with related persons of more than 5% of the interest arising from the notes; provided that notwithstanding the foregoing, such noteholder shall continue to be entitled to any Additional Amounts that otherwise would have been payable to such noteholder had such noteholder’s direct or indirect ownership remained below the ownership levels specified in this paragraph;
(8) any combination of items described in clauses (1) through (7) above.
(d) The limitations stated in clause (2) of Section 4.21(c) hereof will not apply if the provision of the Documentation described in clause (2) of Section 4.21(c) hereof would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder of Notes or beneficial owner of a Note, taking into account any relevant differences between U.S. and Mexican law, regulation or administrative practice, than comparable information or other reporting requirements imposed under U.S. tax law (including the United States-Mexico Income Tax Treaty), regulation (including proposed regulations) and administrative practice.
The limitations on the obligations to pay Additional Amouns in clause (c)(2) above also will not appy unless (a) the provision of the Documentation described in clause (c)(2) is expressly required by the applicable Mexican satutes, regulations and the Administrative Tax Rules (Resolución Miscelánea Fiscal), (b) the Company cannot obtain the Documentation or other evidence necessary to comply with the applicable Mexican regulations on the Compan’s own through reasonable diligence, and (c) the Company otherwise would meet the requirements for application of the reduced Mexican tax rate.

In addition, clause (c)(2) above does not require that any person, including any non-Mexican pension fund, retirement fund or financial institution, register with the Ministry of Finance and Public Credit to establish eligibility for an exemption from, or a reduction of, Mexican withholding tax.
(e) If the Company or any Guarantor becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or any Guarantee, the Company or the relevant Guarantor, as the case may be, will deliver to the trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Company or the relevant Guarantor shall notify the Trustee promptly thereafter) an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officers’ Certificate must also set forth any other information reasonably necessary to enable the paying agents to pay Additional Amounts to Holders of Notes on the relevant payment date. The Trustee shall be entitled to rely solely on such Officers’ Certificate as conclusive proof that such payments are necessary and may assume that no Additional Amounts are due in the absence of delivery of such Officers’ Certificate. The Company will provide the Trustee with documentation evidencing the payment of Additional Amounts.
(f) The Company or the relevant Guarantor will make all withholdings and deductions required by applicable law and will remit the full amount deducted or withheld to the relevant Tax Jurisdiction in accordance with applicable law. The Company or the relevant Guarantor will provide to the Trustee an official receipt or, if official receipts are not obtainable using reasonable efforts, other documentation evidencing the payment of any Taxes so deducted or withheld. The Company or the relevant Guarantor will attach to each official receipt or other document a certificate stating the amount of such Taxes paid per $1,000 principal amount of the Notes then outstanding. Upon request, copies of those receipts or other documentation, as the case may be, will be made available by the Company to the Holders of Notes. If the Company or any Guarantor pays Additional Amounts with respect to the Notes that are based on rates of deduction or withholding taxes that are higher than the applicable rate, and the Holder of Notes or beneficial owner is entitled to make a claim for a refund or credit of this excess, then by accepting the Notes, the Holder of Notes and the beneficial owner will be deemed to have assigned and transferred all right, title and interest to any claim for a refund or credit of this excess to the Company or the Guarantor. However, by making this assignment, Holders of Notes make no promise that the Company or any Guarantor will be entitled to that refund or credit and will not incur any other obligation with respect to that claim.
(g) the Company will pay any present or future stamp, documentary or other similar excise Taxes, governmental charges or levies that arise in a Tax Jurisdiction from the execution, issuance, delivery, offering, enforcement or registration of the Notes or any other document or instrument related to them (including, without limitation, any such Taxes that are referred to as “court” or “property” Taxes), and will agree to indemnify the holders for any such Taxes paid by such holders.
(h) Whenever in this Indenture there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under or with respect to any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
(i) The above obligations will survive any termination, defeasance or discharge of this Indenture, any transfer by a Holder of Notes or beneficial owner of its Notes, and will apply, mutatis mutandis, to any jurisdiction which is a Tax Jurisdiction with respect to a Successor Person to the Company or any Guarantor and any department or political subdivision thereof or therein.

Section 4.22 Activities of Escrow Issuer prior to Release Date and Assumption
Prior to the Release Date and Assumption, the Escrow Issuer will be a sociedad anónima de capital variable whose primary activities are restricted to issuing the Notes, performing its obligations in respect of the Notes under this Indenture and the Escrow and Security Agreement, consummating the Assumption or redeeming the Notes in connection with any Special Mandatory Redemption, conducting such other activities as are necessary or appropriate to carry out the activities described in this sentence and maintaining its corporate existence (including the payment of customary director’s fees). Prior to the Assumption, the Escrow Issuer will not issue any debt other than the Notes or own, hold or otherwise have any interest in any assets other than the Escrow Account and the proceeds therein.
Section 4.23 Property Concession
After the date hereof, the Company shall use its reasonable best efforts to obtain the written authorization of the Mexican Ministry of Communications and Transportation (Secretaria de Comunicaciones y Transportes) to perfect the lien over the Property Concession pursuant to the Security Documents.
ARTICLE 5
SUCCESSORS
Section 5.01 Merger, Consolidation or Sale of Assets.
The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
(1) either:
(A) the Company is the surviving corporation; or
(B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made (the “Successor Person”) is an entity organized or existing under the laws of Mexico, the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a coobligor of the Notes is a corporation organized or existing under any such laws;
(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture, the Registration Rights Agreement and the Security Documents, pursuant to agreements reasonably satisfactory to the Trustee;
(3) immediately after such transaction, no Default or Event of Default exists;
(4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 4.09(a) hereof;

(5) the Successor Person promptly causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens of the Security Documents on the Collateral owned by or transferred to the Successor Person, together with such financing statements or other filings as may be required to perfect any security interests in such Collateral which may be perfected by filing of a financing statement under the Uniform Commercial Code of the relevant jurisdictions or such other filings under other applicable law;
(6) the Collateral owned by or transferred to the Successor Person shall: (A) continue to constitute Collateral under this Indenture and the Security Documents, (B) be subject to the Liens in favor of the Collateral Trustee for its benefit and the benefit of the Secured Parties and any other Secured Debt, and (C) not be subject to any Lien other than Permitted Liens; and
(7) the property and assets of the Person which is merged or consolidated with or into the Successor Person, to the extent that they are property or assets of the types that would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the Successor Person shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture and the Security Documents.
In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person. This Section 5.01 will not apply to (1) the merger of the Escrow Issuer with and into Satmex on the Release Date or (2) any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and the Guarantors. Clauses (3) and (4) of this Section 5.01 will not apply to (1) any merger or consolidation of the Company with or into one of its Restricted Subsidiaries for any purpose or (2) any merger or consolidation of the Company with or into an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction.
Section 5.02 Successor Person Substituted.
Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the Successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the Successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such Successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, premium on, if any, interest and Special Interest, if any, on, the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01 Events of Default.
Each of the following is an “Event of Default”:
(1) default for 30 days in the payment when due of interest and Special Interest, if any, on, the Notes;
(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;
(3) failure by the Company or any of its Restricted Subsidiaries to comply with Sections 4.10, 4.15 or 5.01 hereof or the last sentence of clause (3) of Section 4.20 hereof;
(4) failure by the Company or any of its Restricted Subsidiaries for 30 days after written notice to the Company by the Trustee, the Collateral Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with Sections 4.07 or 4.09 or Section 4.20 (other than the last sentence of clause (3) of the provisions described thereunder).
(5) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee, the Collateral Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture or the Security Documents;
(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default
(A) is caused by a failure to pay principal, premium on, if any, or interest on, if any, such Indebtedness and such failure is not cured prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or
(B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates to $15.0 million or more;
(7) failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $15.0 million (net of any amounts covered by insurance issued by an insurance company that has not contested coverage), which judgments are not paid, discharged or stayed, for a period of 60 days;

(8) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:
(A) commences a voluntary case,
(B) consents to the entry of an order for relief against it in an involuntary case,
(C) consents to the appointment of a custodian of it or for all or substantially all of its property,
(D) makes a general assignment for the benefit of its creditors, or
(E) generally is not paying its debts as they become due;
(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;
(B) appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or
(C) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days; or
(10) the occurrence of any of the following:
(A) except as permitted by the terms of this Indenture or any Security Document, any Security Document ceases for any reason to be fully enforceable with respect to Collateral having a Fair Market Value in excess of $10.0 million individually or in the aggregate
(B) the Company or any Guarantor fails to grant any security interest required by the Security Documents to be granted with respect to Collateral having a Fair Market Value in excess of $10.0 million individually or in the aggregate; or
(C) the repudiation by the Company or any Guarantor of any of their material obligations under any Security Document with respect to Collateral having a Fair Market Value in excess of $10.0 million;

(11) failure by the Company to comply with any material term of the Escrow and Security Agreement that is not cured within 10 days, or the Escrow and Security Agreement or any other security document in respect of the Escrow Account or any Lien purported to be granted thereby on the Escrow Account or the cash or investments therein is held in any judicial proceeding to be unenforceable or invalid, in whole or in part, or ceases for any reason (other than pursuant to a release that is delivered or becomes effective as set forth in this Indenture) to be fully enforceable and perfected; and
(12) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or the Company or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of the Company or any Guarantor that is a Significant Subsidiary, denies or disaffirms its obligations under its Note Guarantee.
Section 6.02 Acceleration.
In the case of an Event of Default specified in clause (8) or (9) of Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes, by notice to the Trustee, may declare all the Notes to be due and payable immediately.
The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders of all the Notes, rescind an acceleration and its consequences hereunder, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal of, premium on, if any, interest or Special Interest, if any, on the Notes that has become due solely because of the acceleration) have been cured or waived.
Section 6.03 Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, interest or Special Interest, if any, on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law; provided that there shall be no duplication of any recovery provided by such remedies.
Section 6.04 Waiver of Past Defaults.
The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, interest or Special Interest, if any, on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration unless such recession would conflict with any applicable judgment or decree by a court of competent jurisdiction. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.
Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.
Section 6.06 Limitation on Suits.
No Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:
(1) such Holder has previously given to the Trustee written notice that an Event of Default is continuing;
(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
(3) such Holder or Holders offer and, if requested, provide to the Trustee reasonable security or reasonable indemnity against any loss, liability or expense;
(4) the Trustee does not comply with such request within 60 days after receipt of the request and the offer of satisfactory security or indemnity; and
(5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.
A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
Section 6.07 Rights of Holders of Notes to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium on, if any, interest or Special Interest, if any, on, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.
Section 6.08 Collection Suit by Trustee.
If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium on, if any, interest and Special Interest, if any, remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.
(a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, concurso mercantil, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any overdue principal, premium, interest or Additional Amounts) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(i) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Notes of such series, of the principal and any premium, interest and Additional Amounts owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) and of the Holders and beneficial holders (the “Beneficial Holders”) of the Notes allowed in such judicial proceeding; and
(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same in accordance with this Indenture; and
any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due to the Trustee under Section 7.07. If any challenge is made to any claim filed by the Trustee, the Trustee shall give notice thereof to the Holders. To the extent that any such challenge requires the identification of any Beneficial Holder, the amount of the Notes beneficially held by any Beneficial Holder or the identification of any person or persons through which any Beneficial Holder holds its beneficial interest in the Notes, the Trustee may attempt, but shall not be required, to obtain such information.
(b) Notwithstanding (x) the foregoing or (y) any proof of claim that may have been filed by the Trustee, the parties hereto acknowledge and agree that the Holder or Beneficial Holder shall have the right to participate individually in any receivership, insolvency, liquidation, bankruptcy, reorganization, concurso mercantil, arrangement, adjustment, composition, or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or such other obligor or their creditors, to the extent such participation is permissible under applicable law, and to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with this Indenture.

(c) Notwithstanding anything to the contrary herein, and solely for procedural purposes, in the event the Trustee files a proof of claim in a pending concurso mercantil proceeding under Section 6.09(a) above, such proof of claim shall contain the following statements: (i) solely for purposes of such pending concurso mercantil proceeding: (1) the Trustee, for the purpose of such proof of claim only, is acting for all of the Beneficial Holders of the Notes issued by the Issuer pursuant to the Indenture; (2) the Beneficial Holders own and hold their beneficial interests in the Notes directly or indirectly through the Custodian; (3) pursuant to Section 6.09(a) above, the Trustee is authorized to file the proof of claim; (4) the Trustee reserves, any and all rights of the Beneficial Holders arising from the proof of claim to participate individually in such proceeding as separate creditors of the Company or any other obligor upon the Notes or the property of the Company or such other obligor or their creditors on account of their beneficial interests in the Notes; (5) in the event that any Beneficial Holder decides to participate individually and directly in such proceeding, as a separate creditor of the Company or any other obligor upon the Notes or the property of the Company or such other obligor or their creditors on account of their beneficial interest in the Notes, then such Beneficial Holder shall (x) evidence its capacity by means of its appearance in the proceeding, with the filing of a power of attorney of its legal representative for such purposes, in terms of the applicable international treaties and laws of Mexico, and (y) file with the competent court a certificate confirming its beneficial interests, duly signed by the Beneficial Holder and by the custodian or broker through which the corresponding Beneficial Holder holds its beneficial interests directly or indirectly through the Custodian, and by the Custodian (a “Certificate”), together with any other documents which may be required under the applicable laws of Mexico; (6) the Certificate, together with the proof of claim and such other documents, shall be evidence that each Beneficial Holder is an individual creditor of the Company or any other obligor upon the Notes or the property of the Company or such other obligor or their creditors on account of claims related to its respective beneficial holdings of the Notes; (7) to the extent that any Beneficial Holder participates individually in such proceeding, or otherwise asserts claims that duplicate the claims asserted in the proof of claim filed by the Trustee, then such claims filed by such Beneficial Holders may be deducted from the claims against the Company or any other obligor upon the Notes or the property of the Company or such other obligor or their creditors and will not constitute a duplicative claim upon which a second recovery against the Company or any other obligor upon the Notes or the property of the Company or such other obligor or their creditors could be made; and (ii) that the Trustee is not providing legal advice as to any of the matters contained in this Section 6.09(c) and Beneficial Holders should consult, at their sole cost and expense, their own professionals to determine their rights and how they may participate individually in the proceeding. Whether or not a Beneficial Holder individualizes its claim in any concurso mercantil proceeding, any distribution made in respect of the Notes (whether consisting of other securities or other property) as a result of such concurso mercantil proceeding shall be made solely to the Trustee for further distribution to the Beneficial Holders pursuant to the terms of this Indenture.
(d) Nothing herein contained shall authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder or Beneficial Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder or Beneficial Holder of a Note in any such proceeding; provided that, if any Beneficial Holder shall:
(i) deliver to the Trustee:
(A) a certificate from the custodian or broker through which such Beneficial Holder holds its beneficial interest in the Notes stating the principal amount of the beneficial interest held by such Beneficial Holder,

(B) a certificate from the Custodian through which such custodian or broker holds a beneficial interest in the Notes stating the principal amount of beneficial interest in the Notes held by such broker or custodian; and
(C) similar certificates of each other entity that is in the chain of ownership of such beneficial interest, and
(ii) authorize and direct the Trustee to vote, consent to, adopt or take or not to take action on any matter in respect of the claim of such Beneficial Holder and state in reasonable detail the matter on which the Trustee is authorized and directed to take such action, the Trustee may, in its sole discretion, but shall not be required to, vote, consent to, adopt, take or not take such action with respect to, the principal amount of the beneficial interest in the Notes held by such Beneficial Holder as directed by such Beneficial Holder.
Section 6.09(c) and Section 6.09(d) are intended solely to allow the Trustee to take certain administrative actions with respect to matters necessary to establish the claims of the Holders and Beneficial Holders against the Company and other obligors on the Notes in a concurso mercantil. It does not create an agency or fiduciary relationship between the Trustee and the Beneficial Holders or otherwise give rise to any obligation, liability or duty of the Trustee toward the Beneficial Holders, and the Trustee shall have no such obligation, liability or duty to any Beneficial Holder in connection with its taking or not taking any action described in Section 6.09(c) and Section 6.09(d).
Section 6.10 Priorities.
If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:
First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest and Special Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest and Special Interest, if any, respectively; and
Third: to the Company or to such party as a court of competent jurisdiction shall direct.
The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.
Section 6.11 Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE
Section 7.01 Duties of Trustee.
(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b) Except during the continuance of an Event of Default:
(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
Notwithstanding the foregoing, the Trustee may not be relieved from liabilities for its own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction.
(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.
(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02 Rights of Trustee.
(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice or written opinion of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.
(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.
Section 7.03 Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
Section 7.04 Trustee’s Disclaimer.
The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.
If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, interest or Special Interest, if any, on, any Note, the Trustee may withhold the notice if and so long as a Responsible Officer in good faith determines that withholding the notice is in the interests of the Holders of the Notes.
Section 7.06 Reports by Trustee to Holders of the Notes.
(a) Within 60 days after each May 15 beginning with May 15, 2012, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA §313(b)(2). The Trustee will also transmit by mail all reports as required by TIA §313(c).
(b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA §313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.
Section 7.07 Compensation and Indemnity.
(a) The Company will pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder as agreed upon in writing. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and out-of-pocket expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and out-of-pocket expenses of the Trustee’s agents and counsel.
(b) The Company and the Guarantors will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the reasonable costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.
(c) The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture.
(d) To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, interest or Special Interest, if any, on, particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
(f) The Trustee will comply with the provisions of TIA §313(b)(2) to the extent applicable.
Section 7.08 Replacement of Trustee.
(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company 30 days in advance of such resignation. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
(1) the Trustee fails to comply with Section 7.10 hereof;
(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(3) a custodian or public officer takes charge of the Trustee or its property; or
(4) the Trustee becomes incapable of acting.
(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.
Any business entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee, without the execution or filing of any paper or any further act of any party.
Section 7.10 Eligibility; Disqualification.
There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.
This Indenture will always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5). The Trustee is subject to TIA §310(b).
Section 7.11 Preferential Collection of Claims Against Company.
The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.
The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and Note Guarantees upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.
Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:
(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, interest or Special Interest, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;
(2) the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;
(3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and
(4) this Article 8.
Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
Section 8.03 Covenant Defeasance.
Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21 and 4.22 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3), (4), (5), (6), (7), (10), (11) and (12) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.
In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:
(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants to pay the principal of, premium on, if any, interest and Special Interest, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date; as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of the redemption (it being understood that any defeasance shall be subject to the condition subsequent that such deficit is in fact paid). Any Applicable Premium Deficit shall be set forth in an Officers’ Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;
(2) in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that:
(A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or
(B) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4) no Default or Event of Default shall have occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings and any provision contained in the financing documentation related to such borrowings);
(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), the granting of Liens to secure such borrowings and any provision contained in the financing documentation related to such borrowings);

(6) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and
(7) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, subject to customary assumptions, limitations, qualifications and exclusions, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.
Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest and Special Interest, if any, but such money need not be segregated from other funds except to the extent required by law.
The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06 Repayment to Company.
Subject to any applicable abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium on, if any, interest or Special Interest, if any, on, any Note and remaining unclaimed for two years after such principal, premium, if any, interest or Special Interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease.

Section 8.07 Reinstatement.
If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium on, if any, interest or Special Interest, if any, on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
Section 8.08 Release of Liens in Respect of Notes upon Legal or Covenant Defeasance
The Collateral will be released from the Liens securing the Notes as provided in the Collateral Trust Agreement upon a legal Defeasance or Covenant Defeasance in accordance with this Article 8.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01 Without Consent of Holders of Notes.
Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees or the Security Documents:
(1) to cure any ambiguity, omission, mistake, defect or inconsistency;
(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;
(3) to provide for the Assumption and the assumption of the Company’s or a Guarantor’s obligations to the Holders of the Notes and Note Guarantees by a successor to the Company or such Guarantor pursuant to Article 5 or Article 10 hereof;
(4) to make any change that would provide any additional rights, security or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder;
(5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
(6) to conform the text of this Indenture, the Notes, the Note Guarantees or the Security Documents to any provision of the “Description of Notes” section of the Company’s Offering Memorandum, relating to the initial offering of the Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Note Guarantees or the Security Documents, which intent may be evidenced by an Officers’ Certificate to that effect;
(7) to enter into additional or supplemental Security Documents;
(8) to evidence the release, termination and discharge of any Guarantee, Lien or Collateral in accordance with the terms of this Indenture and the Security Documents;
(9) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;

(10) to comply with Section 5.01 hereof;
(11) to evidence and provide for the acceptance and appointment (x) under this Indenture of a successor Trustee thereunder pursuant to the requirements thereof or (y) under the Security Documents of a successor collateral agent thereunder pursuant to the requirements thereof;
(12) to make any amendment to the provisions of this Indenture relating to the transfer and legending of the Notes as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in the Notes being transferred in violation of the Securities Act or any applicable securities laws and (ii) such amendment does not materially and adversely affect the rights of the Holders of Notes to transfer the Notes;
(13) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes;
(14) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in this Indenture or any of the Security Documents;
(15) to provide for the issuance of exchange notes in accordance with the terms of this Indenture and the Registration Rights Agreement; or
(16) to modify the Security Documents to reflect additional extensions of credit and additional secured creditors holding Secured Obligations, so long as such Secured Obligations are not prohibited by this Indenture or any other Secured Debt Document.
Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
Section 9.02 With Consent of Holders of Notes.
Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.09, 4.10 and 4.15 hereof), the Notes, the Note Guarantees and the Security Documents with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, interest or Special Interest, if any, on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Note Guarantees or the Security Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.
It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.
After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof);
(3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;
(4) waive a Default or Event of Default in the payment of principal of, premium on, if any, interest or Special Interest, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);
(5) make any Note payable in money other than that stated in the Notes;
(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium on, if any, interest or Special Interest, if any, on, the Notes;
(7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 or 4.15 hereof);

(8) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or
(9) make any change in the preceding amendment and waiver provisions.
Without the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding, no amendment or waiver may make any change to, or extend the time for performance under, the Escrow Release Conditions or Section 3.11.
Any amendment to, or waiver of, the provisions of this Indenture or any security agreement that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding.
Section 9.03 Compliance with Trust Indenture Act.
Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.
Section 9.04 Revocation and Effect of Consents.
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons, who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.
Section 9.05 Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06 Trustee to Sign Amendments, etc.
The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10
COLLATERAL AND SECURITY
Section 10.01 Security Interest.
Prior to the Release Date, the Notes shall be secured as provided in the Escrow and Security Agreement. From and after the Release Date, the due and punctual payment of the principal of, premium on, if any, and interest and Special Interest, if any, on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest and Special Interest, if any (to the extent permitted by law), on the Notes and performance of all other obligations of the Company and the Guarantors to the Holders of Notes or the Trustee under this Indenture and the Notes (including, without limitation, the Note Guarantees), according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents.
Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and appoints Wilmington Trust FSB as the Trustee and Wells Fargo Bank, National Association, as the Collateral Trustee, and each Holder and the Trustee direct the Collateral Trustee to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. Each of the Company and the Guarantors consents and agrees to be bound by the terms of the Security Documents, as the same may be in effect from time to time, and agrees to perform its obligations thereunder in accordance therewith.
The Company will deliver to the Trustee copies of all documents delivered to the Collateral Trustee pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be required by the provisions of the Security Documents, to assure and confirm to the Collateral Trustee the security interest in the Collateral contemplated by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes. The Company will take, and will cause the Guarantors to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Priority Lien Obligations, a valid and enforceable perfected Lien in and on all the Collateral in favor of the Collateral Trustee for the benefit of the Secured Parties, to the extent required by, and with the Lien priority required under, the Secured Debt Documents.
Section 10.02 Collateral Trust Agreement.
This Article 10 and the provisions of each other Security Document are subject to the terms, conditions and benefits set forth in the Collateral Trust Agreement. Each of the Company and each Guarantor consents to, and agrees to be bound by, the terms of the Collateral Trust Agreement, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance therewith.

Section 10.03 Collateral Trustee.
(1) Wells Fargo Bank, National Association has been appointed pursuant to the Collateral Trust Agreement to serve as Collateral Trustee for the benefit of the Secured Parties of:
(a) the Notes;
(b) all other Priority Lien Obligations outstanding from time to time; and
(c) all Junior Lien Obligations outstanding from time to time.
(2) The Collateral Trustee will hold (directly or through co-trustees and agents), and will be entitled to enforce, all Liens on Collateral created by the Security Documents in accordance with the terms of the Collateral Trust Agreement. Neither the Grantors nor their respective Affiliates may serve as Collateral Trustee.
(3) Except as provided in the Collateral Trust Agreement or as directed by an Act of Required Debtholders in accordance with the Collateral Trust Agreement, the Collateral Trustee shall not be obligated:
(a) to act upon directions purported to be delivered to it by any Person;
(b) to foreclose upon or otherwise enforce any Lien; or
(c) to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.
A resignation or removal of the Collateral Trustee and appointment of a successor Collateral Trustee will become effective pursuant to the terms of the Collateral Trust Agreement.
Section 10.04 Release of Liens in Respect of Notes.
The Collateral Trustee’s Priority Liens upon the Collateral will no longer secure the Notes outstanding under this Indenture, the Note Guarantees or any other Obligations under this Indenture, and the right of the Holders of the Notes and such Obligations to the benefits and proceeds of the Collateral Trustee’s Priority Liens on the Collateral will terminate and be discharged, in which case the Collateral Trustee shall sign and permit the Company to file all required documents provided to it, at the Company’s sole cost and expense, to effectuate the release of the Collateral Trustee’s Liens upon the Collateral upon the receipt by the Collateral Trustee from the Trustee of written notice as to:
(1) satisfaction and discharge of this Indenture, in accordance with Article 12 hereof;
(2) a Legal Defeasance or Covenant Defeasance of the Notes in accordance with Article 8 hereof;
(3) payment in full and discharge of all Notes outstanding under this Indenture and all Obligations that are outstanding, due and payable under this Indenture at the time the Notes are paid in full and discharged (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time); or
(4) such termination or discharge, in whole or in part, with the consent of the holders of the requisite percentage of notes in accordance with Article 9 hereof.

Section 10.05 Equal and Ratable Sharing of Collateral by Holders of Priority Lien Debt.
The Collateral Trustee, each Priority Lien Representative and each holder of Priority Lien Obligations will agree that, notwithstanding:
(1) anything to the contrary contained in the Security Documents;
(2) the time of incurrence of any Series of Priority Lien Debt or any Priority Lien Obligations;
(3) the order or method of attachment or perfection of any Liens securing any Series of Priority Lien Debt;
(4) the time or order of filing of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral;
(5) the time of taking possession or control over any Collateral;
(6) that any Priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or
(7) the rules for determining priority under any law governing relative priorities of Liens:
(a) all Priority Liens granted at any time by any Grantor will secure, equally and ratably, all current and future Priority Lien Obligations;
(b) all proceeds of all Priority Liens granted at any time by any Grantor will be allocated and distributed equally and ratably on account of the Priority Lien Debt and all other Priority Lien Obligations, in accordance with the Collateral Trust Agreement.
In addition, this Section 10.05 is intended for the benefit of each current and future holder of Priority Lien Obligations, each current and future Priority Lien Representative and the Collateral Trustee as holder of Priority Liens, and will be enforceable as a third party beneficiary by each current and future Priority Lien Representative and the Collateral Trustee as holder of Priority Liens. The Company and the Priority Lien Representative of each future Series of Priority Lien Debt will be required to deliver, among other things, a Lien Sharing and Priority Confirmation to the Collateral Trustee and the Trustee at the time of incurrence of such Series of Priority Lien Debt.
Section 10.06 Ranking of Junior Liens.
Notwithstanding:
(1) anything to the contrary contained in the security documents;
(2) the time of incurrence of any Series of Secured Debt;

(3) the order or method of attachment or perfection of any Liens securing any Series of Secured Debt;
(4) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral;
(5) the time of taking possession or control over any Collateral;
(6) that any Priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or
(7) the rules for determining priority under any law governing relative priorities of Liens, all Junior Liens at any time granted by the Company or any Guarantor will be subject and subordinate to all Priority Liens securing Priority Lien Obligations.
This Section 10.06 is intended for the benefit of each current and future holder of Priority Lien Obligations, each current and future Priority Lien Representative and the Collateral Trustee as holder of Priority Liens, and will be enforceable as a third party by each current and future Priority Lien Representative and the Collateral Trustee as holder of Priority Liens. No other Person shall be entitled to rely on, have the benefit of or enforce this Section 10.06.
The Junior Lien Representative of each future Series of Junior Lien Debt shall be required to deliver a Lien Sharing and Priority Confirmation to the Collateral Trustee and each other Priority Lien Debt Representative at the time of incurrence of such Series of Junior Lien Debt.
In addition, this Section 10.06 is intended solely to set forth the relative ranking, as Liens, of the Liens securing Junior Lien Debt as against the Priority Liens. Neither any Junior Obligations nor the exercise or enforcement of any right or remedy for the payment or collection thereof are intended to be, or will ever be by reasons of the foregoing provisions, in any respect subordinated, deferred, postponed, restricted or prejudiced.
Section 10.07 Relative Rights
Nothing in this Indenture or the Security Documents will:
(1) impair, as between the Company and the Holders, the obligation of the Company to pay principal of, premium and interest, if any, on the Notes in accordance with their terms or any other obligation of the Company or any Guarantor
(2) affect the relative rights of Holders as against any other creditors of the Company or any Guarantor (other than holders of Junior Liens, Permitted Liens or other Priority Liens);
(3) restrict the right of any Holder to sue for payments that are then due and owing;
(4) restrict or prevent any holder of any Priority Lien Obligations, the Collateral Trustee or any Priority Lien Representative from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by the Collateral Trust Agreement; or

(5) restrict or prevent any Holder or other Priority Lien Obligations, the Collateral Trustee or any Priority Lien Representative from taking any lawful action in an insolvency or liquidation proceeding not specifically restricted or prohibited by Section 2.4 or Section 2.8 of the Collateral Trust Agreement.
ARTICLE 11
NOTE GUARANTEES
Section 11.01 Guarantee.
(a) Subject to this Article 11, upon the Release Date, each of the Guarantors shall, jointly and severally, unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:
(1) the principal of, premium on, if any, interest and Special Interest, if any, on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, interest and Special Interest, if any, on, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.
Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture or by release in accordance with the provisions of this Indenture.
(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to enforce any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.
Section 11.02 Limitation on Guarantor Liability.
Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent any of the foregoing are applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.
Section 11.03 Execution and Delivery of Note Guarantee.
To evidence its Note Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.
Each Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.18 hereof, the Company will cause such Domestic Subsidiary to comply with the provisions of Section 4.18 hereof and this Article 11, to the extent applicable.

Section 11.04 Guarantors May Consolidate, etc., on Certain Terms.
Except as otherwise provided in Section 11.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:
(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and
(2) either:
(a) (i) subject to Section 11.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (the “Successor Guarantor”) unconditionally assumes all the obligations of such Guarantor under its Note Guarantee, this Indenture, the Registration Rights Agreement and the Security Documents pursuant to a supplemental indenture and appropriate Security Documents satisfactory to the Trustee, (ii) the Successor Guarantor causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens under the applicable Security Documents on the Collateral owned by or transferred to the Successor Guarantor, together with such financing statements (or other filings) as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or other filings or registrations under the Uniform Commercial Code, filings or registrations under any Mexican public registries or other registries or the applicable law of any other relevant jurisdiction; (iii) the Collateral owned by or transferred to the Successor Guarantor shall: (A) continue to constitute Collateral under this Indenture and the applicable Security Documents, (B) be subject to Liens in favor of the Collateral Trustee for the benefit of the Secured Parties and (C) not be subject to any Lien other than Permitted Liens; and (iv) the property and assets of the Person which is merged or consolidated with or into the Successor Guarantor, to the extent that they are property or assets of the types which would constitute Collateral under the applicable Security Documents, shall be treated as after-acquired property and the Successor Guarantor shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Security Documents in the manner and to the extent required in this Indenture and the Security Documents; or
(b) the Net Proceeds of such sale, disposition or other transaction are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.
In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (2)(a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.
Section 11.05 Releases.
(a) In the event of any sale or other disposition of all or substantially all of the assets of such Guarantor (by way of merger, consolidation or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, then the corporation acquiring the property will be released and relieved of any obligations under the Note Guarantee and then such Guarantor will be released and relieved of any obligations under its Note Guarantee;
(b) In the event of any sale or other disposition of Capital Stock of any Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company and such Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition, then such Guarantor will be released and relieved of any obligations under its Note Guarantee;
provided, in both cases, that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.
(c) Upon designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, such Guarantor will be released and relieved of any obligations under its Note Guarantee.
(d) Upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 12 hereof, each Guarantor will be released and relieved of any obligations under its Note Guarantee.
(e) Upon dissolution of a Guarantor if its assets are distributed to the Company or another Guarantor.
Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 11.05 will remain liable for the full amount of principal of, premium on, if any, interest and Special Interest, if any, on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

ARTICLE 12
SATISFACTION AND DISCHARGE
Section 12.01 Satisfaction and Discharge.
This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:
(1) either:
(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been cancelled or delivered to the Trustee for cancellation; or
(b) all Notes that have not been cancelled or delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, interest and Special Interest, if any, to the date of maturity or redemption;
(2) in respect of subclause (b) of clause (1) of this Section 12.01, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings and any provision contained in the financing documentation related to such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings) provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of the redemption (it being understood that any defeasance shall be subject to the condition subsequent that such deficit is in fact paid). Any Applicable Premium Deficit shall be set forth in an Officers’ Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;
(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and
(4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.
In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied. The Collateral will be released from the Lien securing the Notes, as provided under Section 10.04.
Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 12.01, the provisions of Sections 12.02 and 8.06 hereof will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02 Application of Trust Money.
Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, interest and Special Interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium on, if any, interest or Special Interest, if any, on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
ARTICLE 13
MISCELLANEOUS
Section 13.01 Trust Indenture Act Controls.
If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control at all times after the effectiveness of a registration statement under the Registration Rights Agreement.
Section 13.02 Notices.
Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Company and/or any Guarantor:
Satmex Escrow, S.A. de C.V.
Avenida Paseo de la Reforma 222 Pisos 20 y 21
Colonia Juárez, 06600 Mexico, D.F., Mexico
Facsimile No.: 52 55 2629 5895
Attention: Luis Fernando Stein Velasco

With a copy to:
Greenberg Traurig, LLP
333 Avenue of the Americas (333 S.E. 2nd Avenue)
Suite 4400, Miami, FL 33131
Facsimile No.: (305) 961-5766
Attention: Patricia Menendez-Cambo, Esq.
If to the Trustee:
Corporate Capital Markets
50 South Sixth Street, Suite 1290
Minneapolis, Minnesota 55402
Facsimile No.: (612) 217-5651
Attention: Satmex Administrator
The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA §313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed or delivered in the manner provided above within the time prescribed, such notice or communication shall be deemed as duly given, whether or not the addressee receives it.
If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.
Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the standing instructions from such Depositary.
Section 13.03 Communication by Holders of Notes with Other Holders of Notes.
Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

Section 13.04 Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
Section 13.05 Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof or TIA §314(a)(4)) must comply with the provisions of TIA §314(e) and must include:
(1) a statement that the Person making such certificate or opinion has read such covenant or condition;
(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and
(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
Section 13.06 Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.
No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under U.S. federal securities laws.
Section 13.08 Governing Law; Jurisdiction; Process Agent.
THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

For any judicial proceedings arising out of or relating to this Indenture, the parties hereto hereby irrevocably submit to the jurisdiction of any state or federal court in the State, County and City of New York, and hereby irrevocably waive their rights to any other jurisdiction that may apply by virtue of their present or any other future domicile or for any other reason. Escrow Issuer irrevocably appoints CT Corporation System with offices currently at 111 Eighth Avenue, 13th Floor, New York, New York 10011 as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to Escrow Issuer, shall be deemed in every respect effective service of process upon Escrow Issuer in any such suit or proceeding. Escrow Issuer further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of six years from the date of this Indenture. Escrow Issuer shall grant a special irrevocable power of attorney for litigation and collections (pleitos y cobranzas) notarized by a Mexican Notary Public in favor of CT Corporation System in terms satisfactory to the Trustee, and the parties hereby agree that the granting of such power of attorney shall be irrevocable as it is granted as a means to satisfy certain obligations of Escrow Issuer hereunder.
Section 13.09 No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 13.10 Successors.
All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.05 hereof.
Section 13.11 Severability.
In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 13.12 Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. This Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.

Section 13.13 Waiver of Trial by Jury.
EACH GRANTOR AND THE TRUSTEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS INDENTURE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE GRANTORS OR THE TRUSTEE IN CONNECTION HEREWITH OR THEREWITH. EACH GRANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE TRUSTEE ENTERING INTO THIS INDENTURE.
Section 13.14 Table of Contents, Headings, etc.
The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
[Signatures on following page]

SIGNATURES
Dated as of May 5, 2011

Satmex Escrow, S.A. de C.V.
By:	/s/ Patricio Northland
	Name:	Patricio Northland
	Title:	Chief Executive Officer

By:	/s/ Pablo Manzur Bernabeu
	Name:	Pablo Manzur Bernabeu
	Title:	Legal Representative

Wilmington Trust FSB, as Trustee
By:	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

[Face of Note]
CUSIP/CINS
9.50% Senior Secured Notes due 2017

No. _____	$
SATMEX ESCROW, S.A. DE C.V.
promises to pay to                      or registered assigns,
the principal sum of                                                              DOLLARS or such greater or lesser amount as stated in the Schedule of Exchanges of Interest in the Global Note on                     , 20___.
Interest Payment Dates: May 15 and November 15
Record Dates: May 1 and November 1
Dated:                     , 20__

SATMEX ESCROW, S.A. DE C.V.
By:
Name:
Title:
This is one of the Notes referred to
in the within-mentioned Indenture:

WILMINGTON TRUST FSB, as Trustee
By:
Authorized Signatory
Dated:

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[Back of Note]
9.50% Senior Secured Notes due 2017
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1) Interest. Satmex Escrow, S.A. de C.V., a Delaware corporation (the “Company”), promises to pay or cause to be paid interest on the principal amount of this Note at 9.50% per annum from                     , 20____ until maturity and shall pay the Special Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Company will pay interest and Special Interest, if any, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be                     , 20_. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1.0% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.
Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
(2) Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Company will make payments, through its paying agent, in respect of the Notes represented by Global Notes, including principal, premium, if any, interest and Special Interest, if any, by wire transfer of immediately available funds to the accounts specified by DTC or its nominees. The Company will make all payments of principal, premium, if any, interest and Special Interest, if any, with respect to certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to such Holders registered address. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
(3) Paying Agent and Registrar. Initially, Wilmington Trust FSB, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

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(4) Indenture. The Company issued the Notes under an Indenture dated as of May 5, 2011 (the “Indenture”) between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.
(5) Optional Redemption.
(a) At any time prior to May 15, 2014, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 109.50% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Special Interest, if any, to the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant Interest Payment Date) with the net cash proceeds of an Equity Offering by the Company; provided that:
(A) at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
(B) the redemption occurs within 90 days of the date of the closing of such Equity Offering.
(b) At any time prior to May 15, 2014, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to the applicable date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.
(c) The Company may redeem the Notes, at its option, in whole but not in part, at any time prior to the 2nd Business Day following the Escrow End Date (the latest date on which the Special Mandatory Redemption can occur) at a redemption price equal to 100% of the aggregate issue price of the Notes plus accrued interest to, but not including, the redemption date, if in the Company’s reasonable judgment, the Escrow Release Conditions will not be satisfied on or prior to the Escrow End Date on substantially the terms described in the Offering Memorandum. If the Company exercises this option, it will redeem the Notes with the amounts held in the Escrow Account upon 2 Business Days’ prior notice to the Trustee and Holders.
(d) Except pursuant to the preceding paragraphs and as set forth under Sections 3.07(a), 3.07(b), 3.07(c) and 3.10 of the Indenture, the Notes will not be redeemable at the Company’s option prior to May 15, 2014.

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(e) On or after May 15, 2014, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date:

Year	Percentage
2014	104.750%
2015	102.375%
2016 and thereafter	100.000%
Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
(6) Escrow of Proceeds; Special Mandatory Redemption.
Except as described below, the Company will not be required to make mandatory redemption payments with respect to the Notes.
If the Escrow Release Conditions, as described in the Offering Memorandum, have not been satisfied by Escrow End Date, the Company will redeem all of the outstanding Notes on 2nd Business Day following the Escrow End Date, pursuant to the terms of the Escrow and Security Agreement, at a redemption price equal to 100% of the aggregate issue price of the Notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date. Immediately upon receipt by the Paying Agent of an amount in cash equal to 100% of the aggregate issue price of the Notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date, the Trustee will notify the Holders of the date fixed for redemption
(7) Redemption for Changes in Withholding Taxes.
(a) The Company may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than 30 nor more than 60 days’ prior notice to the Holders of Notes at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Company for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof), if (a) on the next date on which any scheduled amount would be payable in respect of the Notes, the Company is or would be required to pay Additional Amounts (provided, however, that if the Additional Amounts are payable due to Mexican withholding Taxes imposed on interest (or other amounts that are treated as “interest” under Mexican Tax law) payable on the Notes, the Additional Amount shall be in excess of the Additional Amounts that would be payable were the payments of such interest subject to a 10% withholding tax (“Excess Additional Amounts”)), (b) the Company cannot avoid any such payment obligation taking reasonable measures available (and, for avoidance of doubt, reasonable measures include changing jurisdiction of any paying agent), and (c) the requirement to pay such Excess Additional Amounts, as the case may be, arises as a result of:
(A) any change in, or amendment to, the laws, rules or regulations of the relevant Tax Jurisdiction affecting taxation, which change or amendment has not been announced before and becomes effective on or after the Issue Date (or, if the relevant Tax Jurisdiction has changed since the Issue Date, the date on which the then-current Tax Jurisdiction became the applicable Tax Jurisdiction under this Indenture); or

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(B) any change in, or amendment to, the existing official position regarding the application, administration or interpretation of such laws, rules or regulations (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change, amendment, application, administration or interpretation has not been announced before and becomes effective on or after the Issue Date (or, if the relevant Tax Jurisdiction has changed since the Issue Date, the date on which the then current Tax Jurisdiction became the applicable Tax Jurisdiction under this Indenture).
(b) The Company will not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Company would be obligated to the Excess Additional Amount if a payment in respect of the Notes were then due, and at the time such notice is given, the obligation to pay Excess Additional Amounts must remain in effect. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Company will deliver to the trustee an opinion of independent tax counsel to the effect the Company has or will become obligated to pay Additional Amounts as a result of such change, interpretation, application or amendment which would entitle the Company to redeem the Notes hereunder. In addition, before the Company publishes or mails notice of redemption of the Notes as described above, it will deliver to the trustee an Officers’ Certificate to the effect that it has met all the conditions for the redemption described above, including that it cannot avoid its obligation to pay Excess Additional Amounts by the Company taking reasonable measures available to it and all other conditions for such redemption have been met.
(8) Repurchase at the Option of Holder.
(a) If there is a Change of Control after the Release Date, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof, or smaller denominations as described in paragraph 10 of this Note and Section 2.01(a) of the Indenture) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will mail a notice to each Holder as set forth in the procedures governing the Change of Control Offer as required by the Indenture.
(b) Following the occurrence of certain Asset Dispositions, the Company may be required to offer to repurchase the Notes as required by the Indenture.
(9) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, or smaller denominations as described in paragraph 10 of this Note and Section 2.01(a) of the Indenture), unless all of the Notes held by a Holder are to be redeemed or purchased.

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(10) Denominations, Transfer, Exchange. The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof; provided, however that the Notes may be issued in denominations of less than $2,000 solely to the extent necessary to accommodate book entry positions that have been created in denominations of less than $2,000 by DTC and provided further that denominations cannot be below $1.00. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents; provided, however, that the Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance without any restrictions or transfer that may be imposed under the Indenture. The Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.
(11) Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.
(12) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes, the Note Guarantees or the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture, the Notes, the Note Guarantees or the Security Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of Notes, the Indenture, the Notes, the Note Guarantees or the Security Documents may be amended or supplemented to cure any ambiguity, omission, mistake, defect or inconsistency to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the Assumption and the assumption of the Company’s or a Guarantor’s obligations to Holders of the Notes and Note Guarantees by a successor to the Company or such Guarantor pursuant to the Indenture, to make any change that would provide any additional rights, security or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture, the Notes, the Note Guarantees or the Security Documents to any provision of the “Description of Notes” section of the Company’s Offering Memorandum dated May 2, 2011, relating to the initial offering of the Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes, the Note Guarantees or the Security Documents, which intent may be evidenced by an Officers’ Certificate to that effect, to enter into additional or supplemental Security Documents, to confirm and evidence the release, termination and discharge of any Guarantee, Lien or Collateral in accordance with the terms of the Indenture and the Security Documents, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, to comply with Section 5.01 of the Indenture, to evidence and provide for the acceptance and appointment (x) under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof or (y) under the Security Documents of a successor collateral agent thereunder pursuant to the requirements thereof, to make any amendment to the provisions of the Indenture relating to the transfer and legending of the Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in the Notes being transferred in violation of the Securities Act or any applicable securities laws and (ii) such amendment does not materially and adversely affect the rights of the Holders of Notes to transfer the Notes, to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes, to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in the Indenture or any of the Security Documents, to provide for the issuance of exchange notes in accordance with the terms of the Indenture and the Registration Rights Agreement, or to modify the Security Documents to reflect additional extensions of credit and additional secured creditors holding Secured Obligations, so long as such Secured Obligations are not prohibited by the Indenture or any other Secured Debt Document.

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(13) Defaults and Remedies. The Notes are subject to the Defaults and Events of Default set forth in Section 6.01 of the Indenture. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all the Holders, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, interest and Special Interest, if any, on, the Notes (including in connection with an offer to purchase). The Company is required to deliver to each of the Trustee and Collateral Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to each of the Trustee and Collateral Trustee a statement specifying such Default or Event of Default.
(14) Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
(15) No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under U.S. federal securities laws.
(16) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
(17) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(18) Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of May 5, 2011, among the Company, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).

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(19) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
(20) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:
Satmex Escrow, S.A. de C.V.
Avenida Paseo de la Reforma 222 Pisos 20 y 21
Colonia Juárez, 06600 Mexico, D.F., Mexico
Attention: Luis Fernando Stein Velasco

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Assignment Form
To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Option of Holder to Elect Purchase
If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

¬Section 4.10	¬Section 4.15
If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:
$
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Schedule of Exchanges of Interests in the Global Note *
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal Amount
	Amount of decrease in	Amount of increase in	[at maturity] of this
	Principal Amount	Principal Amount	Global Note following	Signature of authorized
	[at maturity] * * of	[at maturity] of	such decrease	officer of Trustee or
Date of Exchange	this Global Note	this Global Note	(or increase)	Custodian

*	This schedule should be included only if the Note is issued in global form.

**	[Footnote to be added for discount notes]

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[Face of Regulation S Temporary Global Note]
CUSIP/CINS
9.50% Senior Secured Notes due 2017

No. _____	$
SATMEX ESCROW, S.A. DE C.V.
promises to pay to CEDE & CO. or registered assigns,
the principal sum of                                                              DOLLARS or such greater or lesser amount as stated in the Schedule of Exchanges of Interest in the Global Note on                     , 20_.
Interest Payment Dates: May 15 and November 15
Record Dates: May 1 and November 1
Dated:                     , 20__

SATMEX ESCROW, S.A. DE C.V.
By:
Name:
Title:
This is one of the Notes referred to
in the within-mentioned Indenture:

WILMINGTON TRUST FSB, as Trustee
By:
Authorized Signatory
Dated:

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[Back of Regulation S Temporary Global Note]
9.50% Senior Secured Notes due 2017
THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

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THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR OT THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1) Interest. Satmex Escrow, S.A. de C.V., a Delaware corporation (the “Company”), promises to pay or cause to be paid interest on the principal amount of this Note at 9.50% per annum from                     , 20____ until maturity and shall pay the Special Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Company will pay interest and Special Interest, if any, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be                     , 20_. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1.0% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any, (without regard to any applicable grace period) at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

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Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.
(2) Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Company will make payments, through its paying agent, in respect of the Notes represented by Global Notes, including principal, premium, if any, interest and Special Interest, if any, by wire transfer of immediately available funds to the accounts specified by DTC or its nominees. The Company will make all payments of principal, premium, if any, interest and Special Interest, if any, with respect to certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to such Holders registered address. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
(3) Paying Agent and Registrar. Initially, Wilmington Trust FSB, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
(4) Indenture. The Company issued the Notes under an Indenture dated as of May 5, 2011 (the “Indenture”) between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.
(5) Optional Redemption.
(a) At any time prior to May 15, 2014, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 109.50% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Special Interest, if any, to the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant Interest Payment Date) with the net cash proceeds of an Equity Offering by the Company; provided that:
(A) at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
(B) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

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(b) At any time prior to May 15, 2014, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to the applicable date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date
(c) The Company may redeem the Notes, at its option, in whole but not in part, at any time prior to the 2nd Business Day following the Escrow End Date (the latest date on which the Special Mandatory Redemption can occur) at a redemption price equal to 100% of the aggregate issue price of the Notes plus accrued interest to, but not including, the redemption date, if in the Company’s reasonable judgment, the Escrow Release Conditions will not be satisfied on or prior to the Escrow End Date on substantially the terms described in the Offering Memorandum. If the Company exercises this option, it will redeem the Notes with the amounts held in the Escrow Account upon 2 Business Days’ prior notice to the Trustee and Holders.
(d) Except pursuant to the preceding paragraphs and as set forth under Sections 3.07(a), 3.07(b), 3.07(c) and 3.10 of the Indenture, the Notes will not be redeemable at the Company’s option prior to May 15, 2014.
(e) On or after May 15, 2014, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date:

Year	Percentage
2014	104.750%
2015	102.375%
2016 and thereafter	100.000%
Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
(6) Special Mandatory Redemption.
Except as described below, the Company will not be required to make mandatory redemption payments with respect to the Notes.
If the Escrow Release Conditions, as described in the Offering Memorandum, have not been satisfied by Escrow End Date, the Company will redeem all of the outstanding Notes on 2nd Business Day following the Escrow End Date, pursuant to the terms of the Escrow and Security Agreement, at a redemption price equal to 100% of the aggregate issue price of the Notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date. Immediately upon receipt by the Paying Agent of an amount in cash equal to 100% of the aggregate issue price of the Notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date, the Trustee will notify the Holders of the date fixed for redemption.

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(7) Redemption for Changes in Withholding Taxes.
(a) The Company may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than 30 nor more than 60 days’ prior notice to the Holders of Notes at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Company for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof), if (a) on the next date on which any scheduled amount would be payable in respect of the Notes, the Company is or would be required to pay Additional Amounts (provided, however, that if the Additional Amounts are payable due to Mexican withholding Taxes imposed on interest (or other amounts that are treated as “interest” under Mexican Tax law) payable on the Notes, the Additional Amount shall be in excess of the Additional Amounts that would be payable were the payments of such interest subject to a 10% withholding tax (“Excess Additional Amounts”)), (b) the Company cannot avoid any such payment obligation taking reasonable measures available (and, for avoidance of doubt, reasonable measures include changing jurisdiction of any paying agent), and (c) the requirement to pay such Excess Additional Amounts, as the case may be, arises as a result of:
(A) any change in, or amendment to, the laws, rules or regulations of the relevant Tax Jurisdiction affecting taxation, which change or amendment has not been announced before and becomes effective on or after the Issue Date (or, if the relevant Tax Jurisdiction has changed since the Issue Date, the date on which the then-current Tax Jurisdiction became the applicable Tax Jurisdiction under this Indenture); or
(B) any change in, or amendment to, the existing official position regarding the application, administration or interpretation of such laws, rules or regulations (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change, amendment, application, administration or interpretation has not been announced before and becomes effective on or after the Issue Date (or, if the relevant Tax Jurisdiction has changed since the Issue Date, the date on which the then current Tax Jurisdiction became the applicable Tax Jurisdiction under this Indenture).
(b) The Company will not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Company would be obligated to the Excess Additional Amount if a payment in respect of the Notes were then due, and at the time such notice is given, the obligation to pay Excess Additional Amounts must remain in effect. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Company will deliver to the trustee an opinion of independent tax counsel to the effect the Company has or will become obligated to pay Additional Amounts as a result of such change, interpretation, application or amendment which would entitle the Company to redeem the Notes hereunder. In addition, before the Company publishes or mails notice of redemption of the Notes as described above, it will deliver to the trustee an Officers’ Certificate to the effect that it has met all the conditions for the redemption described above, including that it cannot avoid its obligation to pay Excess Additional Amounts by the Company taking reasonable measures available to it and all other conditions for such redemption have been met.

A2-6

(8) Repurchase at the Option of Holder.
(a) If there is a Change of Control after the Release Date, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof, or smaller denominations as described in paragraph 10 of this Note and Section 2.01(a) of the Indenture) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will mail a notice to each Holder as set forth in the procedures governing the Change of Control Offer as required by the Indenture.
(b) Following the occurrence of certain Asset Dispositions, the Company may be required to offer to repurchase the Notes as required by the Indenture.
(9) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, or smaller denominations as described in paragraph 10 of this Note and Section 2.01(a) of the Indenture), unless all of the Notes held by a Holder are to be redeemed or purchased.
(10) Denominations, Transfer, Exchange. The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof; provided, however that the Notes may be issued in denominations of less than $2,000 solely to the extent necessary to accommodate book entry positions that have been created in denominations of less than $2,000 by DTC and provided further that denominations cannot be below $1.00. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents; provided, however, that the Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance without any restrictions or transfer that may be imposed under the Indenture. The Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.
This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.
(11) Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

A2-7

(12) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes, the Note Guarantees or the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture, the Notes, the Note Guarantees or the Security Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of Notes, the Indenture, the Notes, the Note Guarantees or the Security Documents may be amended or supplemented to cure any ambiguity, omission, mistake, defect or inconsistency to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the Assumption and the assumption of the Company’s or a Guarantor’s obligations to Holders of the Notes and Note Guarantees by a successor to the Company or such Guarantor pursuant to the Indenture, to make any change that would provide any additional rights, security or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture, the Notes, the Note Guarantees or the Security Documents to any provision of the “Description of Notes” section of the Company’s Offering Memorandum dated May 2, 2011, relating to the initial offering of the Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes, the Note Guarantees or the Security Documents, which intent may be evidenced by an Officers’ Certificate to that effect, to enter into additional or supplemental Security Documents, to confirm and evidence the release, termination and discharge of any Guarantee, Lien or Collateral in accordance with the terms of the Indenture and the Security Documents, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, to comply with Section 5.01 of the Indenture, to evidence and provide for the acceptance and appointment (x) under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof or (y) under the Security Documents of a successor collateral agent thereunder pursuant to the requirements thereof, to make any amendment to the provisions of the Indenture relating to the transfer and legending of the Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in the Notes being transferred in violation of the Securities Act or any applicable securities laws and (ii) such amendment does not materially and adversely affect the rights of the Holders of Notes to transfer the Notes, to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes, to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in the Indenture or any of the Security Documents, to provide for the issuance of exchange notes in accordance with the terms of the Indenture and the Registration Rights Agreement, or to modify the Security Documents to reflect additional extensions of credit and additional secured creditors holding Secured Obligations, so long as such Secured Obligations are not prohibited by the Indenture or any other Secured Debt Document.
(13) Defaults and Remedies. The Notes are subject to the Defaults and Events of Default set forth in Section 6.01 of the Indenture. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all the Holders, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, interest and Special Interest, if any, on, the Notes (including in connection with an offer to purchase). The Company is required to deliver to each of the Trustee and Collateral Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to each of the Trustee and Collateral Trustee a statement specifying such Default or Event of Default.

A2-8

(14) Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
(15) No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under U.S. federal securities laws.
(16) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
(17) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(18) Additional Rights of Holders. In addition to the rights provided to Holders of Notes under the Indenture, Holders of this Regulation S Temporary Global Note will have all the rights set forth in the Registration Rights Agreement dated as of May 5, 2011, among the Company, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders thereof will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).

A2-9

(19) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
(20) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:
Satmex Escrow, S.A. de C.V.
Avenida Paseo de la Reforma 222 Pisos 20 y 21
Colonia Juárez, 06600 Mexico, D.F., Mexico
Attention: Luis Fernando Stein Velasco

A2-10

Assignment Form
To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A2-11

Option of Holder to Elect Purchase
If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

¬Section 4.10	¬Section 4.15
If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:
$
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A2-12

Schedule of Exchanges of Interests in the Regulation S Temporary Global Note
The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or exchanges of a part of another other Restricted Global Note for an interest in this Regulation S Temporary Global Note, have been made:

Principal Amount
	Amount of decrease in	Amount of increase in	[at maturity] of this
	Principal Amount	Principal Amount	Global Note following	Signature of authorized
	[at maturity] of	[at maturity] of	such decrease	officer of Trustee or
Date of Exchange	this Global Note	this Global Note	(or increase)	Custodian

A2-13

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
[Company address block]
Wilmington Trust FSB
Corporate Capital Markets
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attn: Satmex Administrator
Re: 9.50% Senior Secured Notes due 2017
Reference is hereby made to the Indenture, dated as of May 5, 2011 (the “Indenture”), between Satmex Escrow, S.A. de C.V. as issuer (the “Company”) and Wilmington Trust FSB, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                    , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                     in such Note[s] or interests (the “Transfer”), to                                          (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S [Permanent] Global Note[, the Regulation S Temporary Global Note] and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;
or
(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:
Name:
Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1. The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a) ☐ a beneficial interest in the:
(i) ☐ 144A Global Note (CUSIP                     ), or
(ii) ☐ Regulation S Global Note (CUSIP                     ), or
(iii) ☐ IAI Global Note (CUSIP                     ); or
(b) ☐ a Restricted Definitive Note.
2. After the Transfer the Transferee will hold:
[CHECK ONE]
(a) ☐ a beneficial interest in the:
(i) ☐ 144A Global Note (CUSIP                     ), or
(ii) ☐ Regulation S Global Note (CUSIP                     ), or
(iii) ☐ IAI Global Note (CUSIP                     ); or
(iv) ☐ Unrestricted Global Note (CUSIP                     ); or
(b) ☐ a Restricted Definitive Note; or
(c) ☐ an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
[Company address block]
Wilmington Trust FSB
Corporate Capital Markets
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attn: Satmex Administrator
Re: 9.50% Senior Secured Notes due 2017
(CUSIP [                    ])
Reference is hereby made to the Indenture, dated as of May 5, 2011 (the “Indenture”), between Satmex Escrow, S.A. de C.V., as issuer (the “Company”) and Wilmington Trust FSB, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                                        , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                     in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

C-1

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:
Name:
Title:
Dated:

C-2

EXHIBIT D
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
[Company address block]
Wilmington Trust FSB
Corporate Capital Markets
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attn: Satmex Administrator
Re: 9.50% Senior Secured Notes due 2017
Reference is hereby made to the Indenture, dated as of May 5, 2011 (the “Indenture”), between Satmex Escrow, S.A. de C.V., as issuer (the “Company”) and Wilmington Trust FSB. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
In connection with our proposed purchase of $                     aggregate principal amount of:
(a) ☐ a beneficial interest in a Global Note, or
(b) ☐ a Definitive Note,
we confirm that:
1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

D-1

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]
By:
Name:
Title:
Dated:

D-2

EXHIBIT E
[FORM OF NOTATION OF GUARANTEE]
For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of May 5, 2011 (the “Indenture”) between Satmex Escrow, S.A. de C.V., (the “Company”) and Wilmington Trust FSB as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium on, if any, interest and Special Interest, if any, on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, interest and Special Interest, if any, on, the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.
Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[Name of Guarantor(s)]
By:
Name:
Title:

E-1

EXHIBIT F1
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
Supplemental Indenture (this “Supplemental Indenture”), dated as of                     , among                      (the “Guaranteeing Subsidiary”), a subsidiary of Satélites Mexicanos, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States (or its permitted successor), a sociedad anónima de capital variable organized under the laws of the United Mexican States (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust FSB, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 5, 2011 providing for the issuance of 9.50% Senior Secured Notes due 2017 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.
4. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under U.S. federal securities laws.
5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

F1-1

For any judicial proceedings arising out of or relating to this Supplemental Indenture, the parties hereto hereby irrevocably submit to the jurisdiction of any state or federal court in the State, County and City of New York, and hereby irrevocably waive their rights to any other jurisdiction that may apply by virtue of their present or any other future domicile or for any other reason. The Successor irrevocably appoints CT Corporation System with offices currently at 111 Eighth Avenue, 13th Floor, New York, New York 10011 as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to Successor, shall be deemed in every respect effective service of process upon Successor in any such suit or proceeding. Successor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of six years from the date of this Supplemental Indenture. Successor shall grant a special irrevocable power of attorney for litigation and collections (pleitos y cobranzas) notarized by a Mexican Notary Public in favor of CT Corporation System in terms satisfactory to the Trustee, and the parties hereby agree that the granting of such power of attorney shall be irrevocable as it is granted as a means to satisfy certain obligations of Successor hereunder.
6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

F1-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated:                     ,

[Guaranteeing Subsidiary]
By:
Name:
Title:

[Company]
By:
Name:
Title:

[Existing Guarantors]
By:
Name:
Title:

Wilmington Trust FSB, as Trustee
By:
Authorized Signatory

F1-3

EXHIBIT F2
FORM OF ASSUMPTION INDENTURE
Supplemental Indenture (this “Supplemental Indenture”), dated as of                     , 20____ among Satélites Mexicanos, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States ( “Satmex”), Satmex Escrow, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States (the “Company”), [Guaranteeing Subsidiaries] (each, a “Guaranteeing Subsidiary”), and Wilmington Trust FSB as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 5, 2011 providing for the issuance of 9.50% Senior Secured Notes due 2017 (the “Notes”);
WHEREAS, the Company and Satmex have entered into an [Agreement and Plan of Merger, dated as of                     , 2011] (the “Merger Agreement”), which contemplates the execution and filing of a [Certificate of Merger on                     , 2011] (the “Certificate of Merger”) providing for the merger (effective                     , 2011) of the Company with and into Satmex (the “Merger”), with Successor continuing its corporate existence under Mexican law;
WHEREAS, Section 5.01 of the Indenture provides, among other things, that the Company shall not be prevented from merging with or into any other Person, provided that, among other things, such Person into which the Company shall have merged shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in a form satisfactory to the Trustee, upon any such merger, all of the obligations of the Company under the Notes and the Indenture;
WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Satmex are authorized to execute and deliver this Supplemental Indenture;
WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by resolutions of the board of directors of the Company, the board of directors of each Guaranteeing Subsidiary and the board of directors of Satmex and have been duly authorized by all necessary action on the part of the Trustee; and
WHEREAS, all conditions precedent and requirements necessary to make this Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, Satmex and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

F2-1

2. Representations of the Company, each Guaranteeing Subsidiary and Satmex. Each of the Company, each Guaranteeing Subsidiary and Satmex represents and warrants to the Trustee as of the date hereof as follows:
2.1. It is a sociedad anónima de capital variable duly organized, validly existing and in good standing under the laws of the United Mexican States or a corporation organized under the state of Delaware.
2.2 The execution, delivery and performance by it of this Supplemental Indenture have been authorized and approved by all necessary corporate action on the part of it.
2.3 Upon the filing of the Certificate of Merger with the [_____] or at such other time thereafter as is provided in the Certificate of Merger (the “Effective Time”), the Merger will be effective in accordance with the terms of the Merger Agreement and Mexican law.
2.4 Immediately after giving effect to the Merger, no Default or Event of Default shall have occurred and be continuing.
3. Assumption and Agreements
3.1 Satmex hereby agrees to become a co-obligor of all of the obligations of the Company under the Notes and the Indenture.
3.2 The Notes may bear a notation concerning the agreement by Satmex to become a co-obligor of all of the obligations of the Company under the Notes and the Indenture.
3.3 Upon consummation of the Merger, Satmex shall assume all of the obligations of the Company under the Notes and the Indenture.
3.4 Upon consummation of the Merger, the Notes may bear a notation concerning the assumption of the Indenture and the Notes by Satmex.
3.5 Upon consummation of the Merger, Satmex shall succeed to and be substituted for the Company, with the same effect as if it had been named as the Company in the Indenture.
4. Agreement to Guarantee. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof. The Notes are hereby secured by Liens on the assets of the Company that constitute Collateral pursuant to the Security Documents referred to in the Indenture.
5. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company, any Guaranteeing Subsidiary or Satmex, as such, will have any liability for any obligations of the Company, any Guaranteeing Subsidiary or Satmex under the Notes, this Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under U.S. federal securities laws.

F2-2

6. Amendments
6.1 Upon consummation of the Merger, the reference in the preamble to the Indenture to “Satmex Escrow, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States (“Mexico”) (the “Company”), which is a wholly-owned subsidiary of Satélites Mexicanos, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the Mexico (“Satmex”)” is hereby amended to read “Satélites Mexicanos, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the Mexico (the “Company”)” and each other reference in the Indenture to Satmex Escrow, S.A. de C.V. shall be amended and deemed to be a reference to Satélites Mexicanos, S.A. de C.V.; provided that the reference to Satmex Escrow, S.A. de C.V. in the definition of “Escrow Issuer” shall remain unchanged.
6.2 Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect and the Indenture, as so amended, shall be read, taken and construed as one and the same instrument.
7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
For any judicial proceedings arising out of or relating to this Supplemental Indenture, the parties hereto hereby irrevocably submit to the jurisdiction of any state or federal court in the State, County and City of New York, and hereby irrevocably waive their rights to any other jurisdiction that may apply by virtue of their present or any other future domicile or for any other reason. Satmex irrevocably appoints CT Corporation System with offices currently at 111 Eighth Avenue, 13th Floor, New York, New York 10011 as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to Successor, shall be deemed in every respect effective service of process upon Successor in any such suit or proceeding. Successor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of six years from the date of this Supplemental Indenture. Successor shall grant a special irrevocable power of attorney for litigation and collections (pleitos y cobranzas) notarized by a Mexican Notary Public in favor of CT Corporation System in terms satisfactory to the Trustee, and the parties hereby agree that the granting of such power of attorney shall be irrevocable as it is granted as a means to satisfy certain obligations of Successor hereunder.
8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by Satmex, the Guaranteeing Subsidiary and the Company.

F2-3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated:                     ,

Satmex Escrow, S.A. de C.V.
By:
Name:
Title:

Satélites Mexicanos, S.A. de C.V.
By:
Name:
Title:

[Guaranteeing Subsidiary]
By:
Name:
Title:

Wilmington Trust FSB, as Trustee
By:
Authorized Signatory

F2-4

EXHIBIT G
[FORM OF COLLATERAL TRUST AGREEMENT]

G-1

EXHIBIT H

H-1